               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO.  )

Filed by the registrant                       /X/

Filed by a party other than the registrant    / /

Check the appropriate box:

/ /    Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/    Definitive proxy statement

/ /    Definitive additional materials

/ /    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          TECHNOLOGY SOLUTIONS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

/X/    No fee required

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

(2)    Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

       -------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

(5)    Total fee paid:

       -------------------------------------------------------------------------

/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)    Amount previously paid:

       -------------------------------------------------------------------------

(2)    Form, schedule or registration statement no.:

       -------------------------------------------------------------------------

(3)    Filing party:

       -------------------------------------------------------------------------

(4)    Date filed:

       -------------------------------------------------------------------------

[LOGO]


TECHNOLOGY SOLUTIONS COMPANY
205 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS  60601
(312) 228-4500


DEAR STOCKHOLDER:

You are cordially invited to the 1998 Annual Meeting of Stockholders of Technology Solutions Company, a Delaware corporation, at 10:00 a.m., Local Time, on Thursday, October 1, 1998, at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 1998 Annual Meeting, but in any event, please vote your shares by signing and returning your proxy card.

Sincerely,


/s/ William H. Waltrip

WILLIAM H. WALTRIP
CHAIRMAN



September 8, 1998

                         TECHNOLOGY SOLUTIONS COMPANY
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 1, 1998


TO OUR STOCKHOLDERS

The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Technology Solutions Company (the "Company") will be held at 10:00 a.m., Local Time, on Thursday, October 1, 1998, at the offices of Bank of America Illinois,
231 South LaSalle Street, Chicago, Illinois 60697, for the purpose of considering and acting upon the following matters:

          1. To elect two directors to the Board of Directors each to serve for a three-year term;

          2. To adopt an amendment to the Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares;

          3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending May 31, 1999; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on August 11, 1998, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, for a period of ten days prior to the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,




Paul R. Peterson
Secretary
September 8, 1998

                         TECHNOLOGY SOLUTIONS COMPANY
                     205 NORTH MICHIGAN AVENUE, SUITE 1500
                            CHICAGO, ILLINOIS 60601

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 1, 1998


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technology Solutions Company (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Local Time, on Thursday, October 1, 1998, at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697. The Company's principal executive office is located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

Each stockholder of record of Common Stock, $.01 par value, of the Company (the "Common Stock") at the close of business on August 11, 1998 (the "Record Date"), is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof and will have one vote on each matter considered for each share of Common Stock held on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On the Record Date there were 40,417,438 shares of Common Stock outstanding.

If you are unable to attend the Annual Meeting, you may vote by proxy. The proxy holders will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors for such items as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting or any adjournment thereof. A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by a stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending and voting in person at the Annual Meeting.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the related proxy card and any additional material which may be furnished to stockholders, as well as the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain stockholders or their representatives by certain officers, directors or employees of the Company who will receive no additional compensation therefor. This Proxy Statement and the related proxy card are first being sent or given to stockholders on or about September 8, 1998.

Effective August 10, 1998, the Company's Board of Directors approved a three-for-two stock split of the Company's Common Stock, effected in the form of a 50% stock dividend (the "1998 Stock Split"). All share and per share data included in this Proxy Statement reflect the 1998 Stock Split.

________________________________________________________________________________
                                       -1-

                             ELECTION OF DIRECTORS


The Board of Directors consists of seven persons and is divided into three staggered classes, each class includes members serving three-year terms. The terms of the Class I Directors expire on the date of the Annual Meeting. Each of the nominees for Class I Director, if elected, will serve three years until the 2001 Annual Meeting and until a successor has been elected and qualified. The current Class II and III Directors will continue in office until the 1999 and 2000 Annual Meetings, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class I nominees recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The two nominees receiving the highest number of votes will be elected. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees recommended by the Board of Directors.


                             NOMINEES FOR DIRECTOR

         CLASS I -- NOMINEES TO SERVE UNTIL THE 2001 ANNUAL MEETING:


JOHN T. KOHLER, age 51, is currently the President and Chief Executive Officer of the Company and has been a Director of the Company since June 1994. He joined the Company as Senior Vice President in June 1992, was promoted to Executive Vice President and named to the Office of the Chairman in September 1993, became President and Chief Operating Officer in January 1994 and became Chief Executive Officer in June 1995. From 1986 to 1992, he was Senior Vice President and Chief Information Officer of Kimberly-Clark Corp. From 1983 to 1986, he was a partner and regional practice director for the Midwest Region consulting practice of Arthur Young. He is also currently serving as a Director of Follett Corporation and Infosis Corp.

MICHAEL R. ZUCCHINI, age 52, was elected to the Company's Board of Directors in October, 1997. He has served as Chief Technology Officer of Fleet Financial Group, a financial services company, since April, 1997 and as Vice Chairman since 1993. Since January, 1997, he has served as Chairman of the Bankers Roundtable Subcommittee on Legislation and Regulation charged with interacting with Congress on issues related to technology. He is also currently serving as a Director of Visa U.S.A., Inc., a credit card company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ELECTION OF THE NOMINEES LISTED ABOVE.

________________________________________________________________________________
                                       -2-

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE


              CLASS II -- SERVING UNTIL THE 1999 ANNUAL MEETING:


MICHAEL J. MURRAY, age 54, has been a Director of the Company since July 1988. Effective October 1, 1998, due to a merger between BankAmerica and NationsBank, Mr. Murray will serve as President of Global Corporate & Investment Banking, BankAmerica Corporation. Since March 1997, Mr. Murray has been President of Global Wholesale Bank, Bank of America. From 1995 to 1997, he served as Vice Chairman of Bank of America Corporation, responsible for the U.S. and International Groups. From 1994 to 1995 he served as Group Executive Vice President for the U.S. Corporate Group of Bank of America NT & SA. From 1969 until its merger with Bank of America in 1994, he was employed by Continental Bank Corporation, most recently as Vice Chairman.

STEPHEN B. ORESMAN, age 66, has been a Director of the Company since July
1988. Since 1990, he has served as President of Saltash, Ltd., a management consulting firm. He previously served as Senior Vice President of Booz, Allen & Hamilton, Inc. and Chairman of Booz, Allen & Hamilton International, parent and subsidiary consulting firms. He is a Director of Cleveland-Cliffs Inc.
and TriNet Corporate Realty Trust, Inc.

RAYMOND P. CALDIERO, age 58, was elected to the Company's Board of Directors in January, 1998. He has served as Chairman, President and Chief Executive Officer of CII Inc., a business consulting firm, since 1990. He was employed with Marriott Corporation for over 18 years with his final position being Senior Vice President and Assistant to the Chairman in December, 1989. He is also currently serving as a Director of EnviroSource Corporation of Horsham, Pennsylvania.

________________________________________________________________________________
                                       -3-

         CLASS III -- SERVING UNTIL THE 2000 ANNUAL MEETING:


JOHN R. PURCELL, age 66, has been a Director of the Company since July 1988. He has served as Chairman and Chief Executive Officer of Grenadier Associates, Ltd., a venture banking, merger and acquisition consulting firm, since 1989. From February 1991 until 1997, he served as Chairman of Donnelley Marketing, Inc., a direct marketing company. From 1987 until 1990, he served as Chairman of Mindscape, Inc., an educational entertainment computer software company. From 1982 until 1986, he served as Chairman and President of SFN Companies, Inc., a communications company. He previously served as Executive Vice President of CBS, Inc. and Senior Vice President, Finance of Gannett Co., Inc. He is also currently a Director of Bausch & Lomb, Inc., Omnicom Group Inc., Repap Enterprises, Inc., and Journal Register Company.

WILLIAM H. WALTRIP, age 60, has been a Director of the Company since December 1992 and Chairman of the Board since June 1993. He also served as Chief Executive Officer from June 1993 to June 1995. Since January 1996, he has served as the Chairman of the Board of Directors and, during 1996, served as Chief Executive Officer of Bausch & Lomb, Inc. From 1991 to 1993, he was Vice Chairman of Unifax, Inc., a broad-line food service distributor. From 1985 to 1988, he was President, Chief Operating Officer and a Director of
IU International, a diversified services company with major interests in transportation, environmental services and distribution. From 1982 to 1985, he was President, Chief Executive Officer and a Director of Purolator Courier Corporation and from 1972 to 1982, he was President, Chief Operating Officer and Director of Pan American World Airways, Inc. He is also currently serving as a Director of Bausch & Lomb, Inc., the Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

________________________________________________________________________________
                                       -4-

                      DIRECTORS' MEETINGS AND COMMITTEES


The Board of Directors held four regular meetings and two special meetings during the fiscal year ended May 31, 1998 ("Fiscal 1998"). With the exception of Mr. McLaughlin, who attended all but one of the meetings of the Board of Directors, each director attended all of the meetings of the Board and committees thereof on which he served.

The Board of Directors has an Audit Committee presently composed of Messrs. Murray and Oresman. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and recommends the appointment of independent accountants to the Board of Directors. See "Ratification of Appointment of Independent Accountants." The Audit Committee met twice during Fiscal 1998.

The Board of Directors has a Compensation Committee presently composed of Messrs. Purcell and Zucchini. The Compensation Committee approves all executive compensation and stock option grants. The Compensation Committee held four regular meetings and two special meetings during Fiscal 1998.

Those directors who are not employees of the Company ("Outside Directors") receive an annual fee of $25,000 plus reimbursement of expenses incurred in attending meetings.

In addition, each Outside Director presently holds stock options issued under the Technology Solutions Company 1993 Outside Directors Plan, as amended (the "1993 Plan") or the Technology Solutions Company 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan replaced the 1993 Plan, and no future awards will be made under the 1993 Plan. Previous awards made under the 1993 Plan are not affected. Under the 1996 Plan, any new Outside Director will receive an option to purchase 18,000 shares of Common Stock with a per share exercise price equal to the closing price of a share of Common Stock as reported on The Nasdaq Stock Market-SM- on the day such stock option is granted. In addition to the stock options already granted and options to be granted under the 1996 Plan to each new Outside Director, an option to purchase 18,000 shares of Common Stock will be granted to each Outside Director at the time that a previously issued stock option granted under the 1993 Plan or the 1996 Plan to such person becomes exercisable in full (assuming the person is an Outside Director at that time and assuming there are sufficient options to purchase shares of Common Stock available for issuance under the 1996 Plan). Each stock option granted under the 1996 Plan becomes exercisable in thirty-six monthly installments of 500 shares each, commencing on the last day of the calendar month immediately following the grant of such option.

________________________________________________________________________________
                                       -5-

The Company has entered into an employment agreement with Mr. William H. Waltrip to serve as its Chairman of the Board of Directors. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Waltrip is terminated by the Company, he will be entitled to receive his salary and health insurance benefits for a one-year period following such termination. If, following a change in control of the Company (i) Mr. Waltrip's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary and health insurance benefits for a one-year period following such termination. Each of Mr. Waltrip's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Waltrip's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary and health insurance benefits for a one-year period following such termination. Mr. Waltrip's current annual salary is $100,000.

The Board of Directors does not have a nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The names of potential nominees for the Company's Board should be directed to the Company's Secretary, Paul R. Peterson, at 205 North Michigan Avenue,
Suite 1500, Chicago, Illinois 60601.

________________________________________________________________________________
                                       -6-

                        PROPOSAL TO ADOPT AN AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION


Presently, the Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of the Record Date, the Company had outstanding 40,417,438 shares of Common Stock.

In June of 1998, the Board of Directors of the Company authorized an amendment to Article FOURTH of the Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000, thereby increasing the total authorized number of shares of all classes of capital stock from 60,000,000 to 110,000,000, subject to stockholder approval.

The increase in authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company. If approved by the stockholders of the Company, such additional authorized shares would be available for future issuance for various corporate purposes at the discretion of the Board of Directors and without further authorization by the stockholders (subject to the requirements of The Nasdaq Stock Market-SM-). Such purposes might include, without limitation, the issuance and sale of Common Stock (i) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets, (ii) in public or private offerings as a means of obtaining additional capital to strengthen the Company and expand its business, (iii) to satisfy any current or future obligation of the Company,
(iv) in connection with the exercise of options, warrants, rights, or the conversion of convertible securities of the Company, (v) in public or private exchange offers for other securities of the Company, (vi) as part or all of the consideration to repay or retire any debt of the Company, (vii) in connection with stock splits and dividends, or (viii) with respect to existing or new benefit, option or stock ownership plans or employment agreements. Any such issuance could reduce the current stockholders' proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance.

Moreover, the issuance of additional shares could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of Common Stock outstanding or the rights of the holders of such stock. Stockholders do not have preemptive rights to acquire additional shares, including the shares of Common Stock authorized by the proposed amendment.

Although the Board of Directors will authorize the issuance of Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares

________________________________________________________________________________
                                       -7-
of Common Stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock as described above. The Board of Directors, however, believes that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh these possible disadvantages.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for approval of the proposed amendment to the Certificate of Incorporation, as amended. Abstentions and shares not voted by a broker acting as nominee because such broker lacks discretionary authority to vote such shares will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS HAS DEEMED ADVISABLE, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED.

________________________________________________________________________________
                                       -8-

                          RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS


The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending May 31, 1999. If a majority of the stockholders in attendance at the Annual Meeting, in person or by proxy, fail to ratify the appointment, the appointment of other independent accountants will be considered by the Board of Directors. Abstentions will have the same effect as votes against the proposal. Shares not voted by a broker acting as nominee because such broker lacks discretionary authority to vote such shares will be considered as not being in attendance for the vote on this proposal. PricewaterhouseCoopers LLP, formerly Price Waterhouse LLP, has audited the Company's financial statements since the fiscal year ended May 31, 1991. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP will also have the opportunity to make a statement at the Annual Meeting if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 1999.

________________________________________________________________________________
                                       -9-

                        EXECUTIVE OFFICER COMPENSATION


The following table (the "Compensation Table") sets forth summary information concerning the compensation of each person who served as Chief Executive Officer of the Company during Fiscal 1998 and the Company's four other most highly compensated executive officers during Fiscal 1998 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE


                                                            ----------------------------------------------------
                                                                                                     LONG-TERM
                                                                       ANNUAL                       COMPENSATION
                                                                    COMPENSATION                       AWARDS
----------------------------------------------------------------------------------------------------------------
                                                                                                     SECURITIES
                                              FISCAL                                                 UNDERLYING
     NAME AND PRINCIPAL POSITION               YEAR         SALARY ($)           BONUS($)            OPTIONS (#)
----------------------------------------------------------------------------------------------------------------
John T. Kohler                                 1998          550,000             150,000             168,750
President and Chief Executive Officer          1997          525,000             460,000             168,750
                                               1996          484,000             460,000             101,625
----------------------------------------------------------------------------------------------------------------
Kelly D. Conway                                1998          440,000             100,000             135,000
Executive Vice President                       1997          400,000             225,000             199,125
                                               1996          340,000             385,000(1)          320,625
----------------------------------------------------------------------------------------------------------------
James S. Carluccio                             1998          450,000              50,000              22,500
Executive Vice President and                   1997          450,000             230,000              67,500
Chief Technology Officer                       1996          430,000             320,000              33,750
----------------------------------------------------------------------------------------------------------------
Jack N. Hayden(2)                              1998          460,000             150,000             168,750
Executive Vice President                       1997          400,000             400,000             202,500
                                               1996          360,000             402,500(3)          101,250
----------------------------------------------------------------------------------------------------------------
Michael J. McLaughlin(4)                       1998          400,000                --                  --
Executive Vice President                       1997          400,000                --                  --
                                               1996             --               150,000(5)          151,875(5)
----------------------------------------------------------------------------------------------------------------


------------------------

(1) $55,000 of the Fiscal 1996 bonus represents the accrual charged to earnings under the employee retention program announced by the Company in February 1994. Under this program, substantially all employees of the Company, excluding Messrs. Kohler and Carluccio, were awarded a special compensation of 50 percent of their February 1994 base salary if they remained with the Company for at least two years. This special compensation vested 50 percent on March 1, 1995, and 50 percent on March 1, 1996. Under the terms of this program, Mr. Conway received a total of $110,000.

(2) Mr. Hayden resigned his position as Executive Vice President effective August 5, 1998. He will remain as a part-time employee of the Company, on a non-exclusive basis, until February 28, 1999.

(3) $52,500 of the Fiscal 1996 bonus represents the accrual charged to earnings under the employee retention program described in Note 1 above. Under the terms of this program, Mr. Hayden received a total of $140,000.

(4) Mr. McLaughlin resigned his position as Executive Vice President effective June 15, 1998. In addition, he resigned his position as a member of the Board of Directors effective July 15, 1998. He will remain as a part-time employee of the Company, on a non-exclusive basis, until May 31, 1999.

(5) Mr. McLaughlin joined TSC on May 31, 1996 and received a $150,000 hiring bonus and 151,875 stock options.

________________________________________________________________________________
                                       -10-

OPTION GRANTS

The following table sets forth information with respect to individual grants of options that were made during Fiscal 1998 to each of the Named Executive Officers and the potential realizable value of these options assuming five percent and ten percent rates(1) of compound appreciation in the market value of the Common Stock over the term of the option grants. The table also relates those values to the gains that would be realized by all holders of Common Stock if those rates of appreciation were achieved. No stock appreciation rights were granted in Fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF STOCK PRICE
                                           INDIVIDUAL GRANTS(2)                                 APPRECIATION FOR OPTION TERM
---------------------------------------------------------------------------------------------------------------------------------
                                          PERCENT OF
                                            TOTAL
                          NUMBER OF        OPTIONS
                          SECURITIES      GRANTED TO
                          UNDERLYING      EMPLOYEES         EXERCISE
                           OPTIONS        IN FISCAL          PRICE        EXPIRATION
     NAME                 GRANTED (#)       YEAR             ($/SH)          DATE               5%($)(1)               10%($)(1)
---------------------------------------------------------------------------------------------------------------------------------
John T. Kohler            168,750(3)          7%            15.8890        06/23/07            1,686,236              4,273,252
--------------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway           135,000(3)          5%            15.8890        06/23/07            1,348,988              3,418,601
---------------------------------------------------------------------------------------------------------------------------------
James S. Carluccio         22,500(3)          1%            15.8890        06/23/07              224,831                569,767
---------------------------------------------------------------------------------------------------------------------------------
Jack N. Hayden            168,750(3)          7%            15.8890        06/23/07            1,686,236              4,273,252
---------------------------------------------------------------------------------------------------------------------------------
Michael J. McLaughlin        --               --              --              --                 --                    --
---------------------------------------------------------------------------------------------------------------------------------
Potential gain by all
  common stockholders(4)     --               --              --              --             505,141,307          1,280,127,251
---------------------------------------------------------------------------------------------------------------------------------


------------------------

(1) Amounts reflect assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

(2) Upon a sale of substantially all of the business and assets of the Company, the Board may accelerate the exercisability of these options.

(3) Subject to option provisions regarding termination of employment, one third of these options became exercisable on June 23, 1998, and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.

(4) The future hypothetical value of one share of Common Stock based on a fair market value of $20.13 on May 31, 1998, and assumed rates of appreciation of five percent and ten percent through June 23, 2007, would be $32.79 and $52.21, respectively. The potential realizable value for all holders of Common Stock is based on 39,901,684 shares of Common Stock outstanding as of May 31, 1998.

________________________________________________________________________________
                                       -11-

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


---------------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                                          OPTIONS AT MAY 31, 1998 (#)         OPTIONS AT MAY 31, 1998 ($)
                        SHARES                            ----------------------------      -------------------------------
                     ACQUIRED ON          VALUE
     NAME            EXERCISE (#)      REALIZED ($)      EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                                                         -----------     -------------      -----------       -------------
---------------------------------------------------------------------------------------------------------------------------
John T. Kohler         221,250          3,714,739          351,747          401,253          5,407,152          4,446,454
---------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway        186,300          2,296,644          153,458          318,370          2,287,499          3,198,485
---------------------------------------------------------------------------------------------------------------------------
James S. Carluccio     262,500          4,333,520          319,686           47,814          5,259,001            361,142
---------------------------------------------------------------------------------------------------------------------------
Jack N. Hayden         144,750          2,408,200          139,309          435,941          1,518,092          4,984,117
---------------------------------------------------------------------------------------------------------------------------
Michael J. McLaughlin     --                --             101,259           50,616            957,525            478,635
---------------------------------------------------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. John T. Kohler to serve as its President and Chief Executive Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Kohler is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Kohler's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Kohler's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Kohler's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Kohler's current annual salary is $550,000.

The Company has entered into an employment agreement with Mr. Kelly D. Conway to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Conway is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Conway's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Conway's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Conway's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination.
Mr. Conway's current annual salary is $440,000.

________________________________________________________________________________
                                       -12-

The Company has entered into an employment agreement with Mr. James S. Carluccio to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Carluccio is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Carluccio's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Carluccio's options to purchase
Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Carluccio's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Carluccio's current annual salary is $450,000.

Mr. Hayden resigned his position as Executive Vice President effective August 5, 1998, and entered into a Letter of Understanding pursuant to which, among other things, he will continue to provide advisory services to the Company as a part-time employee until February 28, 1999. The Letter of Understanding provides that Mr. Hayden will receive his full monthly salary and benefits through September 6, 1998. Thereafter, pursuant to the Letter of Understanding, Mr. Hayden will receive consideration through the end of the part-time employment period, February 28, 1999, in the form of a nominal salary and, subject to Mr. Hayden's satisfaction of his obligations thereunder, consideration in the amount of $125,000 and eligibility for a performance-based bonus in an amount not to exceed $125,000.

Mr. McLaughlin resigned his position as Executive Vice President effective June 15, 1998. In addition, he resigned his position as a member of the Board of Directors effective July 15, 1998. He will remain as a part-time employee of the Company, and provide advisory services to the Company, on a non-exclusive basis, until May 31, 1999. Mr. McLaughlin will receive a monthly salary of $30,604 and will continue to receive health insurance benefits during the part-time employment period.

________________________________________________________________________________
                                       -13-

                              OTHER TRANSACTIONS


On January 6, 1998, the Company made a loan of $600,000 to Mr. Kohler, payable on demand but no later than January 5, 1999, and bearing interest at the rate of 5.7 percent per annum. Mr. Kohler's outstanding balance and accrued interest as of August 28, 1998 was $622,040.

On December 31, 1997, the Company made a loan of $550,000 to Mr. Conway bearing interest at the rate of 5.68 percent per annum. One third of the principal and accrued interest is due on December 31, 1998, December 31, 1999, and December 31, 2000, respectively. Mr. Conway's outstanding balance and accrued interest as of August 28, 1998 was $570,653.

On March 25, 1998, the Company made a loan of $515,000 to Mr. Hayden bearing interest at the rate of 5.39 percent per annum. Mr. Hayden has paid $150,000 towards principal and accrued interest on such loan. The remaining outstanding balance and accrued interest are due on or before February 28, 1999. Mr. Hayden's outstanding balance and accrued interest as of August 28, 1998 was $376,547.

________________________________________________________________________________
                                       -14-

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


TSC'S COMPENSATION PHILOSOPHY

The Company recognizes that the success of a computer system design and implementation consulting business is based on the performance of its employees, and that its employees are the Company's primary asset. With that understanding, the Compensation Committee of the Board of Directors (the "Compensation Committee") applies the following operating principles in its duties as administrator of the Company's Executive Compensation program:

          1. Be competitive in all aspects of the compensation program and consistently demonstrate a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

          2. Award stock options to executives in order to align management's and stockholders' interests.

          3. Provide variable compensation opportunities based on the financial performance of the Company -- when objectives are met or exceeded, the incentive awards can be attractive; when objectives are not met, those rewards generally are not distributed.

          4. Adhere to a compensation strategy that effectively balances short- and long-term goals of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Compensation Committee, presently comprised of two outside board members, makes executive compensation decisions. In making these decisions, the Compensation Committee considers recommendations made by the Company's senior management team. Key components of the Company's Executive Compensation program include:

          1. Base salary -- designed to compensate executives competitively within the industry.

          2. Cash bonus/stock option awards -- designed to help provide a direct link between executive compensation and the individual's role in helping the Company attain annual performance measures.

The Compensation Committee believes this Executive Compensation program effectively serves the interests of both the Company and its stockholders. The Compensation Committee also believes the program allows the Company to attract and retain outstanding executives, and motivates these executives to perform at the highest levels.

________________________________________________________________________________
                                       -15-

CEO COMPENSATION

Mr. John T. Kohler was named Chief Executive Officer on June 29, 1995.
Mr. Kohler's compensation is substantially related to the Company's performance because his employment agreement provides for an annual bonus based, in part, on the Company's achievement of certain revenue and profitability levels. In Fiscal 1998, Mr. Kohler received a salary of $550,000 and also received 168,750 options. Mr. Kohler's salary, bonus, and option award during fiscal 1998 reflect the strategic importance of Mr. Kohler to the Company, his current contribution to the Company and his anticipated future contributions toward achievement of the Company's growth objectives.

The foregoing report has been furnished by the Compensation Committee.

        The Compensation Committee of the Board of Directors

            John R. Purcell
            Michael R. Zucchini

________________________________________________________________________________
                                       -16-

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT


The following table sets forth information as of July 31, 1998 concerning the beneficial ownership of Common Stock for each Director, Named Executive Officer and all Directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and investment powers with respect to the shares held in their names, subject to community property laws if applicable. The table includes options which are exercisable within 60 days.


                                                                   NUMBER                  % OF TOTAL
                                                                     OF                    OUTSTANDING
DIRECTOR NAME                                                      SHARES                    SHARES
-------------                                                      ------                    ------
  John T. Kohler                                                604,688  (1)                  1.3
  William H. Waltrip                                            309,572  (2)                   *
  Raymond P. Caldiero                                             6,750  (3)                   *
  Michael J. McLaughlin (resigned July 15, 1998)                118,128  (4)                   *
  Michael J. Murray                                             335,461  (5)                   *
  Stephen B. Oresman                                             93,712  (6)                   *
  John R. Purcell                                               874,500  (7)                  1.9
  Michael R. Zucchini                                            16,552  (8)                   *

NAMED
EXECUTIVE OFFICERS
------------------
  John T. Kohler                                                604,688  (1)                  1.3
  Kelly D. Conway                                               339,404  (9)                   *
  James S. Carluccio                                            427,880 (10)                   *
  Jack N. Hayden (resigned August 5, 1998)                      433,419 (11)                   *
  Michael J. McLaughlin (resigned June 15, 1998)                118,128  (4)                   *
  All Directors and Executive
    Officers as a group (13 persons)                          3,861,644 (12)                  8.2


------------------------

*  less than one percent

(1) Includes 533,633 shares which Mr. Kohler has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(2) Includes 309,572 shares which Mr. Waltrip has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(3) Includes 6,750 shares which Mr. Caldiero has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(4) Includes 118,128 shares which Mr. McLaughlin has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(5) Includes 77,625 shares which Mr. Murray has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(6) Includes 37,125 shares which Mr. Oresman has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(7) Includes 77,625 shares which Mr. Purcell has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes 16,875 shares held by Mr. Purcell's wife and 195,000 shares held by The Purcell Foundation.

(8) Includes 9,000 shares which Mr. Zucchini has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes 1,687 shares held by Mr. Zucchini's wife.

(9) Includes 324,545 shares which Mr. Conway has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(10) Includes 337,500 shares which Mr. Carluccio has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(11) Includes 426,188 shares which Mr. Hayden has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(12) Includes 2,554,276 shares which directors and executive officers have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

________________________________________________________________________________
                                       -17-

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES


The following table sets forth the holders of Common Stock known to the Company, through their forms 13-D and/or 13-G filings, to own beneficially more than five percent of its Common Stock as of December 31, 1997.


              NAME AND                              NUMBER
             ADDRESS OF                            OF SHARES              PERCENT
          BENEFICIAL OWNER                           OWNED              OF CLASS(1)
---------------------------------------          -------------          -----------
       Pilgrim Baxter & Assoc.
       825 Duportail Road
       Wayne, PA  19087                          4,064,850(2)              10.1%

       Putnam Investments
       One Post Office Square
       Boston, MA  02109                         3,777,135(3)               9.3%

       Denver Investment Advisors
       1225 Seventeenth Street
       Denver, CO  80202                         2,685,034(4)               6.6%

       GeoCapital Corp.
       767 Fifth Avenue
       New York, NY  10153                       2,659,500(5)               6.6%

       Massachusetts Financial Services
       500 Boyleston Street
       Boston, MA  02116-3741                    2,317,537(6)               5.7%


------------------------

(1) Calculated on the basis of the actual number of outstanding shares as of July 31, 1998 in the amount of 40,417,213.

(2) Based on 13-D and 13-G filings, Pilgrim Baxter & Assoc. represented that it has sole voting power with respect to 3,214,950 shares and sole dispositive power with respect to 4,064,850 shares.

(3) Based on 13-D and 13-G filings, Putnam Investments represented that it has shared voting power with respect to 604,222 shares and shared dispositive power with respect to 3,777,135 shares.

(4) Based on 13-D and 13-G filings, Denver Investments Advisors represented that it has sole voting power with respect to 1,773,222 shares and sole dispositive power with respect to 2,685,034 shares.

(5) Based on 13-D and 13-G filings, GeoCapital Corp. represented that it has sole dispositive power with respect to 2,659,500 shares.

(6) Based on 13-D and 13-G filings, Massachusetts Financial Services represented that it has sole voting power with respect to 2,275,912 shares and sole dispositive power with respect to 2,317,537 shares.

________________________________________________________________________________
                                       -18-

                               PERFORMANCE GRAPH


The following graph compares the Company's cumulative total stockholder return with the S&P Computer Software and Services Index (the "S&P Computer Index") and with The Nasdaq Stock Market-SM- U.S. Index (the "Nasdaq Index"). The comparison is based on the assumption that $100.00 was invested on May 31, 1993 in each of the Company's Common Stock, the S&P Computer Index and the Nasdaq Index.

Note: The stock price performance shown below is not necessarily indicative of future price performance.

                        Comparison of Total Return(1)

               31-May-93  31-May-94  31-May-95  31-May-96  31-May-97  31-May-98
               ---------  ---------  ---------  ---------  ---------  ---------
TSC               $100       $ 56       $ 89       $337       $518       $647
S & P Index       $100       $120       $169       $236       $394       $512
Nasdaq Index      $100       $105       $125       $182       $205       $261


------------------------

(1)  Total return assumes reinvestment of dividends.

________________________________________________________________________________
                                       -19-

                              STOCKHOLDER PROPOSALS


Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders and included in the Company's Proxy Statement for that meeting must comply with certain rules and regulations promulgated by the Securities and Exchange Commission. The deadline for submitting to the Company any such proposal (which is otherwise in compliance with those rules and regulations) for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting is May 11, 1999.

In addition, pursuant to the rules and regulations of the Securities and Exchange Commission, at the Company's 1999 Annual Meeting of Stockholders, the proxy holders appointed by the Company may exercise discretionary authority when voting on a stockholder proposal properly presented at such meeting that is not included in the Company's Proxy Statement for such meeting if such proposal is received by the Company after July 24, 1999. If notice of such a stockholder proposal is received by the Company on or prior to such date, such proposal is properly presented at the 1999 Annual Meeting and is not included in the Company's Proxy Statement for such meeting, the proxy holders appointed by the Company may exercise discretionary authority if, in such Proxy Statement, the Company advises stockholders on the nature of such proposal and how the proxy holders appointed by the Company intend to vote on such proposal, unless the stockholder submitting such proposal satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to the Company's stockholders.

All stockholder proposals should be directed to the Secretary of the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such reports and written representations from certain Reporting Persons, the Company has determined that Mr. McLaughlin filed one late report of changes in ownership which related to one transaction. All other Reporting Persons complied with all filing requirements applicable to them in Fiscal 1998.

________________________________________________________________________________
                                       -20-

                          ANNUAL REPORT TO STOCKHOLDERS


A copy of the 1998 Annual Report of the Company (which includes condensed financial data and a letter to stockholders) accompanies this Proxy Statement. Appendix 1 to this Proxy Statement, titled "1998 Financial Report" contains all of the financial information (including the Company's audited financial statements), and certain general information, previously published in the Company's Annual Report and Report on Form 10-K. A copy of the Company's Report on Form 10-K for the fiscal year ended May 31, 1998 filed with the Securities and Exchange Commission, without exhibits, will be provided without charge to any stockholder submitting a request therefor to:

Martin T. Johnson
Chief Financial Officer
Technology Solutions Company
205 N. Michigan Avenue, Suite 1500
Chicago, IL  60601
Telephone:  (312) 228-4500


                                 OTHER BUSINESS


The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

________________________________________________________________________________
                                       -21-

                                   APPENDIX 1





                          TECHNOLOGY SOLUTIONS COMPANY

                             1998 FINANCIAL REPORT

                                   CONTENTS


----------------------------------------------------------------------------

Business of TSC                                                           1

Financial Statements and Notes                                            2

Report of Independent Accountants                                        21

Management's Discussion and Analysis of
  Financial Condition and Results of Operations                          22

Assumptions Underlying Certain Forward-Looking Statements
  and Factors That May Affect Future Results                             27

Five-Year Financial Summary                                              34

Selected Information on TSC Stock                                        35

Other Information                                                        37


BUSINESS OF TSC

Technology Solutions Company ("TSC" or the "Company") is dedicated to providing the full range of consulting services required to enable its clients to utilize technology to improve their businesses at a strategic and operational level. TSC provides information technology (IT) consulting, strategy consulting, and change management services to help its clients transform their internal business processes and their relationships with customers, suppliers, distributors and employees. The Company provides professional services globally to clients in a wide range of industries, including financial services, communications, manufacturing, healthcare and technology.

TSC services span a wide range of IT and strategic business services. TSC's IT services address a broad spectrum of IT consulting from IT strategy through systems integration, including the identification of areas of a client's business that can benefit from computer technology, feasibility studies, business case justification, business process redesign and reengineering, benchmarking and best practices, project management, architecture, logical and physical systems design, hardware and software selection, programming, implementation, change management, education, training, and benefits realization. TSC's strategic business services offered include business strategic planning, value-based customer segmentation analysis, and marketing research and analysis.

TSC's business strategy is to offer a full range of IT and strategic business consulting services targeting IT technology areas, specific software packages, along with specific business processes or vertical markets, in large middle-market firms located in major markets and countries around the world. TSC's clients are typically firms that range in size from $500 million to $5 billion in annual revenue.

Since May 1988, TSC has performed project work for over 600 corporations, including Aetna, Avantel, The Chicago Board Options Exchange, Cigna, Cisco Systems, ConAgra, Georgia-Pacific, The Equitable, First Union Corporation, Goldman, Sachs & Co., Pfizer Pharmaceuticals, The Prudential, Pepsi, Square D Corporation, Swiss Bank Corporation, MCI, Ameritech, Zurich Kemper Life, Atmos, Progressive and Whirlpool Corporation.

TSC is a corporation formed under the laws of the state of Delaware. Its principal executive offices are located in Chicago, Illinois. In addition to its Chicago office, the Company maintains domestic offices in Schaumburg and Wheaton, Illinois; Atlanta, Georgia; New Canaan, Connecticut; Austin, Dallas, Houston and Irving, Texas; Bellevue, Washington; Boston and Hudson, Massachusetts; Brookfield and Wauwatosa, Wisconsin; Columbia, Maryland; Minneapolis, Minnesota; New York, New York; and San Francisco, Soquel, Sunnyvale and Irvine, California. International offices are located in Bogota, Colombia; Cologne, Germany; London, England; Mexico City and Monterrey, Mexico; Paris, France; Santiago, Chile; Sydney, Australia; Toronto, Canada; and Zug, Switzerland.

________________________________________________________________________________
                                       PAGE 1

                          TECHNOLOGY SOLUTIONS COMPANY

                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)

                                     ASSETS


                                                                                      MAY 31,                MAY 31,
                                                                                       1998                   1997
                                                                                     --------               --------
CURRENT ASSETS:
  Cash and cash equivalents.....................................................     $ 38,458               $ 27,951
  Marketable securities.........................................................       27,973                 15,988
  Receivables, less allowance for doubtful receivables of $3,246 and $3,346.....       72,114                 43,907
  Refundable income taxes.......................................................          --                   1,398
  Deferred income taxes.........................................................        7,448                  7,234
  Other current assets..........................................................       12,750                 11,196
                                                                                     --------               --------
      Total current assets......................................................      158,743                107,674
COMPUTERS, FURNITURE AND EQUIPMENT, NET.........................................        9,515                  6,416
LONG-TERM INVESTMENTS...........................................................        1,200                  8,118
COST IN EXCESS OF NET ASSETS OF ACQUIRED
  BUSINESSES AND OTHER INTANGIBLES..............................................       13,535                  3,521
LONG-TERM RECEIVABLES AND OTHER.................................................       14,155                  8,137
                                                                                     --------               --------

      Total assets..............................................................     $197,148               $133,866
                                                                                     --------               --------
                                                                                     --------               --------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..............................................................      $ 1,931                $ 1,604
  Accrued compensation and related costs........................................       20,982                 17,001
  Capitalized lease obligation..................................................           79                    240
  Deferred compensation.........................................................       13,566                  6,842
  Other current liabilities.....................................................        4,784                  2,392
                                                                                     --------               --------
      Total current liabilities.................................................       41,342                 28,079
                                                                                     --------               --------

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; shares authorized --
      10,000,000;  none issued..................................................        --                      --
  Common stock, $.01 par value; shares authorized --
      50,000,000; shares issued -- 40,282,870...................................          403                    403
  Capital in excess of par value................................................       85,089                 61,824
  Retained earnings.............................................................       72,463                 51,627
  Unrealized holding loss.......................................................          (42)                  (319)
  Cumulative translation adjustment.............................................       (1,209)                  (318)
                                                                                     --------               --------
                                                                                      156,704                113,217
  Less:  Treasury stock, at cost (381,186 and 3,185,490 shares).................         (898)                (7,430)
                                                                                     --------               --------
      Total stockholders' equity................................................      155,806                105,787
                                                                                     --------               --------
      Total liabilities and stockholders' equity................................     $197,148               $133,866
                                                                                     --------               --------
                                                                                     --------               --------


          The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.

________________________________________________________________________________
                                       PAGE 2

                          TECHNOLOGY SOLUTIONS COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)

                                                                 For the years ended May 31,
                                                     ------------------------------------------------
                                                       1998                 1997               1996
                                                       ----                 ----               ----
REVENUES:
   Professional fees ......................          $ 271,595           $ 164,238           $ 97,004
   Software and hardware products .........                280                 850                595
                                                     ---------           ---------           --------
                                                       271,875             165,088             97,599
                                                     ---------           ---------           --------

COSTS AND  EXPENSES:
   Project personnel ......................            126,147              76,508             46,744
   Other project expenses .................             39,570              23,374             13,010
   Cost of products sold ..................                 --                  54                476
   Management and administrative support ..             57,508              32,074             22,605
   Goodwill amortization ..................              3,603                 811                 --
   Shareholder litigation settlement ......                 --                  --              2,345
   Company founders litigation settlement .                 --                  --                944
   Incentive compensation .................             10,662               9,394              6,611
                                                     ---------           ---------           --------
                                                       237,490             142,215             92,735
                                                     ---------           ---------           --------

OPERATING INCOME ..........................             34,385              22,873              4,864
                                                     ---------           ---------           --------

OTHER INCOME (EXPENSE):
   Net investment income ..................              2,059               2,295              2,073
   Interest expense .......................                (62)               (191)              (169)
                                                     ---------           ---------           --------
                                                         1,997               2,104              1,904
                                                     ---------           ---------           --------

INCOME BEFORE INCOME TAXES ................             36,382              24,977              6,768

INCOME TAX PROVISION ......................             15,362               9,910              2,194
                                                     ---------           ---------           --------

NET INCOME ................................          $  21,020           $  15,067           $  4,574
                                                     ---------           ---------           --------
                                                     ---------           ---------           --------

EARNINGS PER COMMON SHARE .................          $    0.54           $    0.43           $   0.15
                                                     ---------           ---------           --------
                                                     ---------           ---------           --------

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING .....................             38,887              35,333             31,311
                                                     ---------           ---------           --------
                                                     ---------           ---------           --------

EARNINGS PER COMMON SHARE ASSUMING DILUTION          $    0.49           $    0.38           $   0.13
                                                     ---------           ---------           --------
                                                     ---------           ---------           --------

WEIGHTED AVERAGE NUMBER OF COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING ............................             42,781              39,869             36,320
                                                     ---------           ---------           --------
                                                     ---------           ---------           --------


          The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.

________________________________________________________________________________
                                       PAGE 3

                          TECHNOLOGY SOLUTIONS COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              For the years ended May 31, 1998, 1997 and 1996 --
                       (In thousands, except share data)


                                                         Common Stock            Capital in
                                                 -------------------------        Excess of           Retained
                                                   Shares           Amount        Par Value           Earnings
                                                 ----------         ------       ----------           --------
Balance as of May 31, 1995 ............          26,855,390          $269          $ 43,971           $ 31,409
Effect of August 10, 1998 three-for-two
  stock split on May 31, 1995 balances           13,427,480           134              (134)                --
Issuance of 3,596,871 treasury shares
  from exercise of stock options ......                  --            --             6,085                 --
Issuance of 87,854 treasury shares
  from employee stock purchase plan ...                  --            --               198                 --
Change in net unrealized holding
  loss on available-for-sale securities                  --            --                --                 --
Net income ............................                  --            --                --              4,574
Acquisition of 150,875 treasury shares                   --            --                --                 --
                                                 ----------          ----          --------           --------
Balance as of May 31, 1996 ............          40,282,870           403            50,120             35,983

Issuance of 2,565,747 treasury shares
  from exercise of stock options ......                  --            --            12,140                 --
Issuance of 179,165 treasury shares
  from employee stock purchase plan ...                  --            --             1,396                 --
Change in net unrealized holding
  loss on available-for-sale securities                  --            --                --                 --
Net income ............................                  --            --                --             15,067
Cumulative translation adjustment .....                  --            --                --                 --
Issuance of 851,199 treasury shares
  for business combinations ...........                  --            --            (1,832)               577
                                                 ----------          ----          --------           --------
Balance as of May 31, 1997 ............          40,282,870           403            61,824             51,627

Issuance of  2,429,116 treasury shares
  from exercise of stock options ......                  --            --            15,993                 --
Issuance of 269,347 treasury shares
  from employee stock purchase plan ...                  --            --             3,070                 --
Change in net unrealized holding
  loss on available-for-sale securities                  --            --                --                 --
Net income ............................                  --            --                --             21,020
Cumulative translation adjustment .....                  --            --                --                 --
Issuance of 105,841 treasury shares
  for business combinations ...........                  --            --             4,202               (184)
                                                 ----------          ----          --------           --------
Balance as of May 31, 1998 ............          40,282,870          $403          $ 85,089           $ 72,463
                                                 ----------          ----          --------           --------
                                                 ----------          ----          --------           --------


                                               Unrealized        Cumulative
                                                 Holding         Translation        Treasury
                                                  Loss           Adjustment          Stock               Total
                                                --------         ----------        ----------         ----------
Balance as of May 31, 1995 ............          $(853)              $--           $(23,070)          $  51,726
Effect of August 10, 1998 three-for-two
  stock split on May 31, 1995 balances              --                --                 --                  --
Issuance of 3,596,871 treasury shares
  from exercise of stock options ......             --                --              8,107              14,192
Issuance of 87,854 treasury shares
  from employee stock purchase plan ...             --                --                200                 398
Change in net unrealized holding
  loss on available-for-sale securities            211                --                 --                 211
Net income ............................             --                --                 --               4,574
Acquisition of 150,875 treasury shares              --                --             (1,072)             (1,072)
                                                 -----           ----------        ----------         ----------
Balance as of May 31, 1996 ............           (642)               --            (15,835)             70,029

Issuance of 2,565,747 treasury shares
  from exercise of stock options ......             --                --              6,001              18,141
Issuance of 179,165 treasury shares
  from employee stock purchase plan ...             --                --                418               1,814
Change in net unrealized holding
  loss on available-for-sale securities            323                --                 --                 323
Net income ............................             --                --                 --              15,067
Cumulative translation adjustment .....             --              (318)                --                (318)
Issuance of 851,199 treasury shares
  for business combinations ...........             --                --              1,986                 731
                                                 -----           ----------        ----------         ----------
Balance as of May 31, 1997 ............           (319)             (318)            (7,430)            105,787

Issuance of 2,429,116 treasury shares
  from exercise of stock options ......             --                --              5,660              21,653
Issuance of 269,347 treasury shares
  from employee stock purchase plan ...             --                --                625               3,695
Change in net unrealized holding
  loss on available-for-sale securities            277                --                 --                 277
Net income ............................             --                --                 --              21,020
Cumulative translation adjustment .....             --              (891)                --                (891)
Issuance of 105,841 treasury shares
  for business combinations ...........             --                --                247               4,265
                                                 -----           ----------        ----------         ----------
Balance as of May 31, 1998 ............          $ (42)          $(1,209)          $   (898)          $ 155,806
                                                 -----           ----------        ----------         ----------
                                                 -----           ----------        ----------         ----------


          The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.

________________________________________________________________________________
                                       PAGE 4

                          TECHNOLOGY SOLUTIONS COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                      FOR THE YEARS ENDED MAY 31,
                                                                        ------------------------------------------------------
                                                                          1998                   1997                   1996
                                                                        --------               --------               --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                           $ 21,020               $ 15,067               $  4,574
   Adjustments to reconcile net income to net
     cash from operating activities:
      Depreciation and amortization                                        7,107                  4,442                  2,558
      Provisions for receivable valuation allowances and
         reserves for possible losses                                      1,897                  2,712                  1,339
      Gain on sale of investments                                            (43)                   (17)                   (18)
      Deferred income taxes                                               12,566                  8,837                    447

      Changes in assets and liabilities:
         Receivables.................................................    (28,031)               (21,533)               (11,166)
         Purchases of trading securities related to deferred
           compensation program......................................     (6,724)                (4,182)                (2,660)
         Refundable income taxes.....................................      1,398                     49                  1,074
         Other current assets........................................     (1,493)                (4,933)                (2,292)
         Accounts payable............................................        352                    (73)                   572
         Accrued compensation and related costs......................      3,914                  5,260                  2,849
         Deferred compensation funds from employees..................      6,724                  4,182                  2,660
         Other current liabilities...................................     (1,199)                   158                   (875)
         Other assets................................................     (4,369)                (3,215)                (1,319)
         Other.......................................................         --                   (241)                   --
                                                                        --------               --------               --------
            Net cash provided by (used in) operating activities......     13,119                  6,513                 (2,257)
                                                                        --------               --------               --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of available-for-sale securities.........................    (10,250)                (1,000)                   --
   Proceeds from available-for-sale securities.......................      5,337                  1,314                  1,075
   Proceeds from held-to-maturity investments........................      6,910                  8,890                  4,015
   Capital expenditures, net.........................................     (5,745)                (6,057)                (3,651)
   Net assets of acquired businesses and other intangibles...........     (7,741)                (1,127)                (3,079)
   Other assets......................................................     (3,000)                   --                     --
   Capitalized lease obligation......................................         71                 (1,311)                   866
                                                                        --------               --------               --------
           Net cash (used in) provided by investing activities.......    (14,418)                   709                   (774)
                                                                        --------               --------               --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options...........................      8,721                  6,445                  9,100
   Proceeds from employee stock purchase plan........................      3,688                  1,805                    398
   Treasury stock....................................................        --                     --                  (1,072)
                                                                        --------               --------               --------
            Net cash provided by financing activities................     12,409                  8,250                  8,426
                                                                        --------               --------               --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
     AND CASH EQUIVALENTS............................................       (603)                  (511)                   --
                                                                        --------               --------               --------

INCREASE IN CASH AND CASH EQUIVALENTS................................     10,507                 14,961                  5,395

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................     27,951                 12,990                  7,595
                                                                        --------               --------               --------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................   $ 38,458               $ 27,951               $ 12,990
                                                                        --------               --------               --------
                                                                        --------               --------               --------


          The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.

________________________________________________________________________________
                                       PAGE 5

                          TECHNOLOGY SOLUTIONS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)
-------------------------------------------------------------------------------

NOTE 1 -- THE COMPANY

TSC delivers business benefits through consulting and systems integration services that help clients transform customer relationships and improve operations. The Company's clients generally are located throughout the United States and in Europe, Latin America and Canada.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions have been eliminated. Acquired businesses are included in the results of operations since their acquisition dates.

REVENUE RECOGNITION -- The Company derives substantially all of its revenues from information technology, strategic business and management consulting, systems integration, programming, and packaged software integration and implementation services. The Company operates in one industry segment - providing IT and strategic business consulting services to major companies. The Company recognizes revenue on contracts as work is performed primarily based on hourly billing rates. Out-of-pocket expenses are presented net of amounts billed to clients in the accompanying consolidated statements of income. Contracts are performed in phases. Losses on contracts, if any, are reserved in full when determined. Revenue from licensing of software is recognized upon delivery of the product. The Company does not presently have any significant maintenance and support contracts for software licensed to clients. Revenue from hardware sales is recognized upon delivery.

CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid investments readily convertible into cash to be cash equivalents with original maturities of three months or less. These short-term investments are carried at cost plus accrued interest, which approximates market.

MARKETABLE SECURITIES -- The Company's marketable securities primarily consist of preferred stocks. These preferred stocks, all of which are classified as available-for-sale, are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a net after-tax amount in a separate component of stockholders' equity until realized. The Company's investments related to the executive deferred compensation plan (see Note 10) are classified as trading securities, with unrealized gains and losses included in the Company's consolidated statements of income. Realized gains or losses are determined on the specific identification method.

________________________________________________________________________________
                                       PAGE 6

COMPUTERS, FURNITURE AND EQUIPMENT -- Computers, furniture and equipment are carried and depreciated on a straight-line basis over their estimated useful lives. Useful lives generally are five years or less.

COST IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESSES -- The excess of cost over the fair market value of the net identifiable assets of businesses acquired (goodwill) is amortized on a straight-line basis, typically over a five-year period. Accumulated amortization of goodwill as of May 31, 1998 and 1997 was $4,414 and $811, respectively.

SOFTWARE DEVELOPMENT COSTS -- The Company capitalizes certain software development costs once technological feasibility is established in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Amortization of software costs is the greater of the amount computed using the (a) ratio of current revenues to the total current and anticipated future revenues or (b) the straight-line method over the estimated economic life of the product.

LONG-TERM INVESTMENTS -- The Company's long-term investments consist of municipal bonds with maturities primarily through calendar 1998. Since the Company has the ability and intent to hold the bonds to maturity, the investments are classified as held-to-maturity under the provisions of SFAS No. 115 and, accordingly, are accounted for at cost, net of accumulated amortization. Municipal bonds held by the Company are regarded as investment grade by independent nationally recognized rating agencies.

EARNINGS PER COMMON SHARE -- The Company adopted SFAS No. 128, "Earnings Per Share," as of February 28, 1998. The Company discloses basic and diluted earnings per share in the consolidated statements of income under the provisions of SFAS No. 128. Earnings per common share assuming dilution is computed by dividing net income by the weighted average number of common shares outstanding during each period presented, including common equivalent shares arising from the assumed exercise of stock options, where appropriate. Earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during each period presented. All share and per share amounts have been adjusted to reflect the Company's three-for-two stock splits effective August 10, 1998, August 1, 1997 and July 30, 1996, respectively.


                                             RECONCILIATION OF BASIC AND DILUTED EPS
                 ---------------------------------------------------------------------------------------------------------------
                             MAY 31, 1998                          MAY 31, 1997                          MAY 31, 1996
                 ----------------------------------- ------------------------------------- -------------------------------------
                                             PER                                   PER                                  PER
                   NET                      COMMON       NET                      COMMON        NET                    COMMON
                  INCOME        SHARES      SHARE       INCOME        SHARES      SHARE        INCOME       SHARES      SHARE
                  -------       ------      ------      -------       ------      ------       ------       ------     ------
Basic EPS         $21,020       38,887      $0.54       $15,067       35,333      $0.43        $4,574       31,311      $0.15

Effect of
Stock Option           --        3,894                       --        4,536                       --        5,009
                 ----------------------------------- ------------------------------------- -------------------------------------
Diluted EPS       $21,020       42,781      $0.49       $15,067       39,869      $0.38        $4,574       36,320      $0.13
                 ----------------------------------- ------------------------------------- -------------------------------------
                 ----------------------------------- ------------------------------------- -------------------------------------


________________________________________________________________________________
                                       PAGE 7

FOREIGN CURRENCY TRANSLATION -- All assets and liabilities of foreign subsidiaries are translated to U.S. dollars at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. The resulting translation adjustments are recorded as a component of stockholders' equity. The functional currencies for the Company's foreign subsidiaries are their local currencies. Gains and losses from foreign currency transactions of these subsidiaries are included in the consolidated statements of income.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying values of current assets and liabilities, long-term receivables and long-term investments approximated their fair values at May 31, 1998 and 1997. Investments pertaining to a minor investment in a company for which fair value is not readily available is believed to approximate its carrying amount.

STOCK-BASED COMPENSATION -- The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, the Company recognizes no compensation expense for its fixed stock option plan or employee stock purchase plan. See Note 13 for further discussion and related disclosures.

NEW ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income." In addition to net income, comprehensive income includes items recorded directly to stockholders' equity such as the income tax benefit related to the exercise of certain stock options. This statement establishes new standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Adoption of this standard will only require additional financial statement disclosure detailing the Company's comprehensive income.

In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes new standards for reporting information about operating segments in interim and annual financial statements. This statement is also effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact, if any, this statement will have on disclosures in the consolidated financial statements.

On June 15, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for financial statements issued for periods ending after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company anticipates that, due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a significant effect on the Company's results of operations or its financial position.

________________________________________________________________________________
                                       PAGE 8

INCOME TAXES -- The Company files its federal and state income tax returns on a calendar year basis. The current income tax provision (benefit) represents the Company's federal, state and foreign income taxes for the fiscal year as though tax returns were filed on a fiscal year basis ending on May 31.

The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes are provided when tax laws and financial accounting standards differ with respect to the amount of income for a year and the basis of assets and liabilities. The Company does not provide U.S. deferred income taxes on earnings of foreign subsidiaries which are expected to be indefinitely reinvested.

EMPLOYEE BENEFIT PLAN -- The Company has a 401(k) Savings Plan (the "Plan"). The Plan allows employees to contribute up to 15 percent of their annual compensation, subject to Internal Revenue Service statutory limitations. Company contributions to the Plan are discretionary. The Company contributed $1,806 and $1,234 to the Plan in fiscal 1998 and 1997, respectively.

ESTIMATES AND ASSUMPTIONS -- The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS -- Certain reclassifications have been made to the prior period to conform to the current period classification.

NOTE 3 -- ACQUISITIONS

In June 1997, the Company acquired The Bentley Company, Inc., (Bentley) for a combination of cash and the Company's common stock. The transaction was accounted for using the purchase method of accounting and goodwill was recorded and is being amortized over five years on a straight-line basis. Total consideration recorded for Bentley was approximately $12,704. Cash paid for Bentley totaled $7,360. In addition, the Company also exchanged 44,303 shares of the Company's common stock for all the issued and outstanding stock of Bentley and replaced the employee stock options outstanding under Bentley's stock option plan with the Company's stock options. The purchase price may be increased by approximately $5,785 if certain performance targets are met over the next fiscal year. Goodwill recorded was approximately $12,908. Bentley is a Boston-area based firm specializing in business and operations consulting in the Enterprise Service Management (ESM) area. ESM encompasses the business processes and systems that relate to the customer service and field service and support functions.

________________________________________________________________________________
                                       PAGE 9

In March 1997, the Company combined with HRM Resources, Inc. through the exchange of common stock of the Company for all the issued and outstanding shares of HRM Resources. The shares of common stock exchanged included 865,135 shares of unregistered treasury stock. HRM Resources was a technology implementation firm based in New York that specialized in large-scale financial and human resources software packages. This transaction was accounted for as a pooling of interests. The operations of HRM Resources were not material to the Company's consolidated operations.

In February 1997, the Company acquired Geising International, a German-based business consulting firm focused on customer relationship management services, for approximately $1,040. In June 1997, the Company issued 37,962 shares of treasury stock related to the purchase agreement. The results of Geising International operations have been combined with those of the Company since the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Goodwill recorded approximated $994. The operations of Geising International were not material to the Company's consolidated operations.

In May 1996, the Company acquired Aspen Consultancy Ltd., a U.K.-based call center consulting firm. Aspen Consultancy Ltd. became a wholly-owned subsidiary of the Company. The acquisition was accounted for under the purchase method of accounting. The purchase price was approximately $1,600 and may be increased by approximately $1,900 if certain performance targets are met in fiscal years 1998 and 1999. The Company recorded a $300 earn-out payment in the third quarter of fiscal year 1998 related to the acquisition. Goodwill recorded at acquisition date approximated $1,600. The operations of Aspen Consultancy were not material to the Company's consolidated operations.

In May 1996, the Company acquired McLaughlin & Associates, an Illinois-based consulting firm. McLaughlin & Associates became a division of TSC. The purchase price approximated $2,000. The acquisition was accounted for under the purchase method of accounting. Goodwill recorded approximated $1,500. The operations of McLaughlin & Associates were not material to the Company's consolidated operations.

Consolidated pro forma net income and earnings per share would not have been materially different from the Company's reported amounts for fiscal years 1998, 1997 and 1996.

Goodwill for all acquisitions is amortized over five years on a straight-line basis.

________________________________________________________________________________
                                       PAGE 10

NOTE 4 -- RECEIVABLES

Receivables consist of the following:


                                                                   May 31,
                                                         ------------------------
                                                            1998            1997
                                                            ----            ----
      Amounts billed to clients......................    $71,773          $34,515
      Contracts in process...........................      3,587           12,738
                                                          ------          -------
                                                          75,360           47,253
     Receivable valuation allowances and
        reserves for possible losses.................     (3,246)          (3,346)
                                                         -------          -------
                                                         $72,114          $43,907
                                                         -------          -------
                                                         -------          -------


Amounts billed to clients represent professional fees and reimbursable project-related expenses. Contracts in process represent unbilled professional fees and project costs such as out-of-pocket expense, materials and subcontractor costs. The amounts above are expected to be collected within one year from the balance sheet date. Amounts billed to clients are unsecured and generally due within 30 days.

NOTE 5 -- MARKETABLE SECURITIES AND LONG-TERM INVESTMENTS

Marketable securities, included in current assets and classified as available-for-sale, are reported at fair value. As of May 31, 1998 and 1997, the gross unrealized holding gain of $175 and $39, respectively, and gross unrealized holding loss of $237 and $527, respectively, are presented net and after-tax a separate component of stockholders' equity.

Municipal bonds, included in long-term investments are presented at cost, net of accumulated amortization of ($1) and $514 as of May 31, 1998 and 1997, respectively. These bonds had a market value at May 31, 1998 and 1997 of $1,202 and $8,184, respectively. Long-term investments of $1,200 as of May 31, 1998 are expected to mature in fiscal 1999.

NOTE 6 -- COMPUTERS, FURNITURE AND EQUIPMENT

Computers, furniture and equipment consist of the following:


                                                                   May 31,
                                                         -------------------------
                                                            1998            1997
                                                            ----            ----

      Computers....................................      $13,410          $ 9,583
      Furniture and equipment......................        6,137            3,324
                                                         -------           -------
                                                          19,547           12,907
      Accumulated depreciation.....................      (10,032)          (6,491)
                                                         -------           -------
                                                         $ 9,515          $ 6,416
                                                         -------           -------
                                                         -------           -------


Depreciation expense was $3,652, $3,492 and $2,239 for the years ended May 31, 1998, 1997, and 1996, respectively.

________________________________________________________________________________
                                       PAGE 11

NOTE 7 -- LONG-TERM RECEIVABLES AND OTHER

Long-term receivables and other consist of the following:


                                                              May 31,
                                                     -------------------------
                                                        1998            1997
                                                        ----            ----

      Customer receivables.......................    $ 2,016            $5,859
      Employee receivables.......................      3,178             1,165
      Capitalized software costs.................      4,788               801
      Investments................................      3,000               --
      Other......................................      1,173               312
                                                      ------            ------
                                                     $14,155            $8,137
                                                      ------            ------
                                                      ------            ------


In accordance with SFAS No. 86, amortization expense of capitalized software costs of $718 and $454 was recorded in fiscal 1998 and fiscal 1997, respectively. No amortization expense of capitalized software costs was incurred in fiscal 1996.

NOTE 8 -- INCOME TAXES

The Company uses an asset and liability approach to financial accounting and reporting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The provision for income taxes consists of the following:


                                                            For the years ended May 31,
                                                   ---------------------------------------------
                                                     1998              1997                1996
                                                     ----              ----                ----
      Current:
          Federal...............................   $11,831           $10,114              $1,054
          State.................................     2,855             3,115                 473
          Foreign...............................     1,064               --                  220
                                                   -------           -------              ------
             Total current......................    15,750            13,229               1,747
                                                   -------           -------              ------
      Deferred:
          Federal...............................       514            (3,061)                310
          State.................................       123              (540)                137
          Foreign...............................    (1,025)              282                 --
                                                   -------           -------              ------
             Total deferred.....................      (388)           (3,319)                447
                                                   -------           -------              ------
      Provision for income taxes................   $15,362           $ 9,910              $2,194
                                                   -------           -------              ------
                                                   -------           -------              ------


________________________________________________________________________________
                                       PAGE 12

Total provision for income taxes differed from the amount computed by applying the federal statutory income tax rate to income from continuing operations due to the following:

                                                                             For the years ended May 31,
                                                                    ---------------------------------------------
                                                                      1998              1997                1996
                                                                      ----              ----                ----
      Federal tax provision, at statutory rate..................    $12,734            $8,741              $2,301
      State tax provision, net of Federal benefit...............      1,842             1,674                 328
      Effect of foreign tax rate differences....................         63               (91)                 33
      Nontaxable investment income..............................       (160)             (532)               (468)
      Nondeductible goodwill....................................        219                51                 --
      Other.....................................................        664                67                 --
                                                                    -------            ------              ------
      Provision for income taxes................................    $15,362            $9,910              $2,194
                                                                    -------            ------              ------
                                                                    -------            ------              ------

Total income tax provision (benefit) was allocated as follows:

                                                                             For the years ended May 31,
                                                                    ---------------------------------------------
                                                                      1998              1997                1996
                                                                      ----              ----                ----
      Income from continuing operations.........................   $ 15,362           $ 9,910             $ 2,194

      Items charged directly to stockholders'
         equity.................................................    (13,493)          (11,605)             (5,151)
                                                                   --------          --------             -------

      Total tax provision (benefit).............................    $ 1,869          $ (1,695)            $(2,957)
                                                                   --------          --------             -------
                                                                   --------          --------             -------

Deferred tax assets and liabilities were comprised of the following:

                                                                                   May 31,
                                                                            ---------------------
                                                                              1998          1997
                                                                            -------       -------
      Deferred tax assets:
        Deferred compensation and bonuses.......................            $ 5,507       $ 2,737
        Net operating loss and credits..........................                340         3,503
        Receivable valuation allowances and reserves
           for possible losses..................................              2,036         1,982
        Legal and other accruals................................              1,696           883
        Depreciation............................................                393           393
        Unrealized holding loss.................................                 21           195
        Other...................................................                594            --
                                                                            -------       -------
          Total deferred tax assets.............................             10,587         9,693
                                                                            -------       -------
      Deferred tax liabilities:
        Prepaid expenses........................................             (2,778)       (1,968)
        Capitalized software development costs..................               (361)          (91)
        Other...................................................                 --          (400)
                                                                            -------       -------
          Total deferred tax liabilities........................             (3,139)       (2,459)
                                                                            -------       -------
        Net deferred tax asset..................................            $ 7,448       $ 7,234
                                                                            -------       -------
                                                                            -------       -------

________________________________________________________________________________

Income before income taxes consisted of the following:


                                                For the years ended May 31,
                                         -----------------------------------------
                                           1998              1997            1996
                                           ----              ----            ----
      United States................      $36,840           $23,910          $6,217

      Foreign......................         (458)            1,067             551
                                         -------           -------          ------

      Total........................      $36,382           $24,977          $6,768
                                         -------           -------          ------
                                         -------           -------          ------


Income taxes paid during fiscal 1998, 1997 and 1996 were $1,864, $135, and $545, respectively.

NOTE 9 -- LINE OF CREDIT

The Company has available a $5.0 million unsecured line of credit facility which expires September 4, 1998. The borrowing rate is at either the bank's reference rate or at the Eurodollar rate plus 0.75 percent and is based upon the amount borrowed. The unused line fee is 0.25 percent of the unused portion of the commitment. There was no borrowing under the line of credit during fiscal 1998.

NOTE 10 -- EXECUTIVE DEFERRED COMPENSATION PLAN

Effective July 1, 1995, the Company instituted a nonqualified executive deferred compensation plan. All Company executives (defined as Vice Presidents and above) are eligible to participate in this voluntary program which permits participants to annually elect to defer receipt of a portion of their compensation. The executive deferred compensation plan allows participants to reduce their current taxable income and also generate tax-deferred investment earnings. Investment earnings (or losses) are credited to participants' accounts based on investment allocation decisions determined by participants. Deferred contributions and investment earnings are payable to participants upon various specified events, including retirement, disability or termination. The accompanying consolidated balance sheets include the deferred compensation liability, including investment earnings thereon, owed to participants. The accompanying consolidated balance sheets also include the investments, classified as trading securities, purchased by the Company with the deferred funds. These investments remain assets of the Company and are available to the general creditors of the Company in the event of the Company's insolvency.

________________________________________________________________________________
                                       PAGE 14

NOTE 11 -- EMPLOYEE STOCK PURCHASE PLAN

Effective November 1, 1995, the Company instituted the Technology Solutions Company 1995 Employee Stock Purchase Plan (the "Plan"). The Plan qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Compensation Committee of the Board of Directors. The Plan permits eligible employees to purchase an aggregate of 1,687,500 shares of the Company's Common Stock.

Shares are purchased for the benefit of the participants at the end of each three month purchase period. During the fiscal years ended May 31, 1998 and 1997, 269,347 and 179,165 shares of common stock were purchased under the Plan, respectively.

NOTE 12 -- STOCKHOLDERS' EQUITY

On June 29, 1998, the Board of Directors declared a three-for-two stock split to be effected as a 50 percent stock dividend for stockholders of record on July 16, 1998. The stock split was effective August 10, 1998. The financial statements and the relevant share and per share data included herein have been adjusted to reflect the stock split. As a result of the increase in issued shares, common stock has been increased and capital in excess of par has been decreased by $134.

NOTE 13 -- STOCK OPTIONS

On September 26, 1996, the Company's stockholders approved the Technology Solutions Company 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan replaced each of the Technology Solutions Company's Stock Option Plan (the "Original Plan"), the Technology Solutions Company 1992 Stock Incentive Plan (the "1992 Plan") and the Technology Solutions Company 1993 Outside Directors Stock Option Plan (the "1993 Plan" and together with the Original Plan and the 1992 Plan, the "Predecessor Plans"). With the approval of the 1996 Plan, no future awards will be made under the Predecessor Plans. Previous awards made under the Predecessor Plans are not affected. Shares subject to awards made under any of the Predecessor Plans will be available under the 1996 Plan, under certain circumstances, to the extent that such shares are not issued or delivered in connection with such awards. A total of 2,370,239 shares of the Company's common stock were available for grant on September 26, 1996 under the Predecessor Plans. With the approval of the 1996 Plan, these shares became available for grant under the 1996 Plan. On September 26, 1996, the stockholders also approved the addition of 2,250,000 shares to the 1996 Plan.

Options granted under the 1996 Plan and the Predecessor Plans authorize the grant of a variety of stock options and other awards if authorized by the Company's Board of Directors at prices not less than the fair market value at the date of grant. Options granted under the Predecessor Plans are generally exercisable beginning one year after the date of grant and are fully exercisable in three to four years from date of grant. Options granted under the 1996 Plan are generally exercisable beginning twelve months after date of grant and are fully exercisable in forty-two months from date of grant. Options available for grant are 2,402,291 and 4,520,078 as of May 31, 1998 and 1997, respectively.

________________________________________________________________________________
                                       PAGE 15

The Company has elected to disclose the pro forma effects of SFAS No. 123, "Accounting for Stock-Based Compensation." As allowed under the provisions of this statement, the Company will continue to apply APB Opinion No. 25 and related interpretations in accounting for the stock options awarded under the Company's 1996 Plan. Accordingly, no compensation expense has been recognized for these stock options. Had compensation expense for the Company's 1996 Plan and Employee Stock Purchase Plan been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:


                                        1998                1997               1996
                                       ------              ------             ------
Net Income:
      As reported .........          $   21,020          $   15,067          $   4,574
      Pro forma ...........          $   13,040          $   11,018          $   3,373
Earnings per share:
      As reported .........          $     0.54          $     0.43          $    0.15
      Pro forma ...........          $     0.33          $     0.31          $    0.11
Earnings per diluted share:
      As reported .........          $     0.49          $     0.38          $    0.13
      Pro forma ...........          $     0.30          $     0.28          $    0.09


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                        1998                1997                 1996
                                       ------              ------               ------
Expected volatility .......          41.9%-44.1%         40.9%-51.4%         50.6%-52.0%
Risk-free interest rates ..           5.3%-6.5%           5.3%-6.8%           5.3%-6.4%
Expected lives ............           4.5 years           4.5 years           4.5 years


The Company has not paid and does not anticipate paying dividends; therefore, the expected dividend yield is assumed to be zero.

________________________________________________________________________________
                                       PAGE 16

A summary of the status of the Company's option plans is presented below:


                                                           1998                             1997                             1996
                                                        Weighted-                         Weighted-                        Weighted-
                                                         Average                           Average                         Average
                                       1998              Exercise         1997            Exercise           1996          Exercise
                                      Shares              Price          Shares            Price            Shares          Price
                                    -----------        ----------      -----------        ---------       -----------      ---------
Outstanding at
   beginning of year                10,157,024          $  5.03        10,450,710         $  3.01         11,534,656         $2.30
Granted                              2,466,222          $ 18.27         2,865,929         $ 10.93          2,931,020         $5.15
Exercised                           (2,429,116)         $ 18.85        (2,565,747)        $ 15.02         (3,596,871)        $6.54
Forfeited                             (348,435)         $  9.72          (593,868)        $  8.50           (418,095)        $2.31
                                    -----------                        -----------                      ------------
Outstanding at
   end of year                       9,845,695          $  7.71        10,157,024         $  5.03         10,450,710         $3.01
                                    -----------                        -----------                      ------------
                                    -----------                        -----------                      ------------
Exercisable at
   end of year                       4,815,339          $  4.81         4,288,095         $  3.01          4,804,506         $2.41
                                    -----------                        -----------                      ------------
                                    -----------                        -----------                      ------------


Weighted-average fair value of options granted during the year:


                    1998               1997               1996
                    ----               ----               ----
                   $7.90              $5.24              $2.49


The following summarizes information about options outstanding as of May 31, 1998:


                                Options Outstanding                     Options Exercisable
                    -------------------------------------------      -------------------------
                                      Average         Weighted-                      Weighted-
Range of                             Remaining         Average                        Average
Exercise                            Contractual       Exercise                       Exercise
 Prices              Shares            Life            Prices         Shares          Prices
-------------       ---------       -----------       ---------      ---------       ---------
$ 0.10-$ 4.33       4,561,298         9 years          $ 2.20        3,117,967        $ 2.44
$ 4.34-$ 6.66         436,553        10 years          $ 5.31          300,554        $ 5.31
$ 6.67-$10.00       1,919,414         8 years          $ 9.43        1,171,155        $ 9.42
$10.01-$30.00       2,928,430         9 years          $15.52          225,663        $13.14
                    ---------                                        ---------
                    9,845,695         9 years          $ 7.71        4,815,339        $ 4.81
                    ---------                                        ---------
                    ---------                                        ---------


________________________________________________________________________________
                                       PAGE 17

NOTE 14 -- REPORTING SEGMENTS

The Company operates in a single industry segment providing IT technology and strategic business consulting services to major companies. The Company has operations in the United States, Mexico, Colombia, Chile, Canada, the United Kingdom, Germany, France, Switzerland, and Australia.

Identifiable assets of foreign subsidiaries are those assets related to the operations of those subsidiaries. United States assets consist of all other operating assets of the Company.


                                                 United                Foreign
                                                 States              Subsidiaries           Consolidated
                                                 ------              ------------           ------------
1998
----
      Revenues...........................       $241,101                $30,774               $271,875

      Operating income (loss)............       $ 34,961                $  (576)              $ 34,385

      Identifiable assets................       $191,921                $ 5,227               $197,148

1997
----
      Revenues...........................       $144,861                $20,227               $165,088

      Operating income...................       $ 21,856                $ 1,017               $ 22,873

      Identifiable assets................       $129,457                $ 4,409               $133,866

1996
----
      Revenues...........................       $ 94,381                $ 3,218               $ 97,599

      Operating income...................       $  4,324                $   540               $  4,864

      Identifiable assets................       $ 87,467                $ 1,970               $ 89,437


NOTE 15 -- MAJOR CLIENTS

The Company's five largest clients in fiscal 1998 accounted for 4 percent, 4 percent, 3 percent, 3 percent, and 2 percent of total revenues, respectively; in fiscal 1997, the five largest clients accounted for 8 percent, 7 percent, 5 percent, 4 percent, and 3 percent of total revenues, respectively; and in fiscal 1996, they accounted for 21 percent, 6 percent, 6 percent, 6 percent, and 5 percent of total revenues, respectively. No client accounted for 10 percent or more of revenues in either fiscal 1998 or fiscal 1997. In fiscal 1996, one client accounted for 10 percent or more of revenues.

________________________________________________________________________________
                                       PAGE 18

NOTE 16 -- LEASES

The Company leases various office facilities under operating leases expiring at various dates through July 31, 2004. Additionally, the Company leases various apartments and office equipment under operating leases expiring at various dates. Rental expense for all operating leases approximated $10,527, $3,217, and $1,442 for the years ended May 31, 1998, 1997, and 1996, respectively. Future minimum rental commitments under noncancelable operating leases with terms in excess of one year are as follows:


              Fiscal Year                               Amount
              -----------                               ------
               1999............................         $ 7,059
               2000............................           3,569
               2001............................           1,934
               2002............................           1,415
               2003............................           1,134
               Thereafter......................           1,082
                                                        -------
                                                        $16,193
                                                        -------
                                                        -------


The Company had no significant capital leases as of May 31, 1998.

NOTE 17 -- LITIGATION

The Company is party to lawsuits arising out of the normal course of business. Management believes the final outcome of such litigation will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 18 -- SUBSEQUENT EVENT

On June 25, 1998, the Board of Directors of the Company authorized, subject to stockholder approval, an increase in the authorized number of shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares.

________________________________________________________________________________
                                       PAGE 19

NOTE 19-- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                           August 31,    November 30,   February 28,      May 31,
Quarter Ended                                 1997           1997           1998           1998
-------------                              ----------     ----------     ----------     ----------
Revenues                                     $60,407        $63,896        $67,404        $80,168
Operating income                             $ 6,690        $ 9,065        $ 8,754        $ 9,876
Net income                                   $ 3,959        $ 5,312        $ 5,392        $ 6,357
Earnings per common
  share(a)                                   $  0.11        $  0.13        $  0.14        $  0.16
Earnings per common
  share assuming dilution(a)                 $  0.09        $  0.12        $  0.13        $  0.15


                                           August 31,    November 30,   February 28,      May 31,
Quarter Ended                                 1996           1996           1997           1997
-------------                              ----------     ----------     ----------     ----------
Revenues                                     $32,162        $39,521        $42,346        $51,059
Operating income                             $ 3,151        $ 5,928        $ 6,003        $ 7,791
Net income                                   $ 2,125        $ 3,746        $ 3,993        $ 5,203
Earnings per common
  share(a)                                   $  0.06        $  0.11        $  0.12        $  0.14
Earnings per common
  share assuming dilution(a)                 $  0.06        $  0.09        $  0.10        $  0.13


                                           August 31,    November 30,   February 29,      May 31,
Quarter Ended                                 1995         1995(b)        1996(c)          1996
-------------                              ----------     ----------     ----------     ----------
Revenues                                     $20,732        $23,300        $25,466        $28,101
Operating income (loss)                      $ 1,241        $  (560)       $   552        $ 3,631
Net income                                   $ 1,155        $    43        $   768        $ 2,608
Earnings per common
  share(a)                                   $  0.04        $  0.01        $  0.02        $  0.08
Earnings per common
  share assuming dilution(a)                 $  0.03        $  0.01        $  0.02        $  0.07


------------------------

(a) All earnings per share data have been restated to reflect the three-for-two stock splits that were effective on July 30, 1996, August 1, 1997, and August 10, 1998, respectively.

(b) Includes a charge of $2.3 million related to shareholder litigation settlement.

(c) Includes a charge of $0.9 million related to Company founders litigation settlement.

________________________________________________________________________________
                                       PAGE 20

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Technology Solutions Company


In our opinion, the accompanying consolidated balance sheets and related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Technology Solutions Company and its subsidiaries (the "Company") at May 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

June 29, 1998
Chicago, Illinois

________________________________________________________________________________
                                       PAGE 21

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FISCAL 1998 COMPARED WITH FISCAL 1997

Consolidated net revenues for the year ended May 31, 1998 increased 65 percent to $271.9 million compared with $165.1 million in fiscal 1997. The increase resulted from domestic revenue growth of 66 percent and international revenue growth of 52 percent. The source of this growth is the continued strong demand for the Company's technology and business consulting services in both the domestic and international markets. The Company's ability to generate this additional revenue is due to the Company's increased consulting staff from heightened recruiting efforts and the additional staff that joined the Company in previously reported business combinations. The additional hours billed by the increased consulting staff, combined with a seven percent increase in domestic billing rates, were the primary factors in revenue growth compared to the same period a year ago.

Project personnel costs for the year ended May 31, 1998, which represent mainly professional salaries and benefits, increased to $126.1 million from $76.5 million in fiscal 1997, an increase of 65 percent. The increase was primarily due to a 41 percent increase in professional headcount and was consistent with the higher revenues reported in fiscal 1998. Project personnel costs as a percentage of net revenues remained unchanged between years at 46 percent.

The Company charges most of its project expenses directly to the client. Other project expenses consist of nonbillable expenses directly incurred for client projects and business development efforts including recruiting fees, sales and marketing expenses, personnel training and provisions for valuation allowances and reserves for potential losses on continuing projects. Other project expenses for fiscal 1998 were $39.6 million, compared with $23.4 million for fiscal 1997. This change was partially due to increases in hiring, training and nonbillable travel expenses of $10.6 million as a result of increased headcount and business development. Other project expenses as a percentage of net revenues remained virtually unchanged between years at approximately 14 percent.

Management and administrative support costs increased $25.4 million to $57.5 million for the year ended May 31, 1998 from $32.1 million for the year ended May 31, 1997, an increase of 79 percent. Approximately $13.8 million of this increase was attributable to the investment made in infrastructure over the last year, which was necessary to support the growth in business. The increase in costs versus the same period last year include: the opening and expansion of several domestic and international offices of $5.5 million; increased expenses in the internal systems and human resources areas of $3.7 million; higher expenses of $1.6 million related to the expansion of the Company's corporate recruiting organization; and higher marketing expenses of $1.0 million as a result of increased corporate marketing efforts. The Company also incurred an additional $11.6 million of management and administrative costs associated primarily with increased regional management and practice area support personnel. These costs primarily include international growth of $2.0 million; practice area support related to acquisitions of $0.8 million; additional domestic regional management and practice area support personnel of $3.9 million; and various other management and administrative expenses of $4.9 million which include items such as practice area marketing, recruiting, sales and other expenses.

________________________________________________________________________________
                                       PAGE 22

Fiscal 1998 investment programs have included the establishment of new service offerings including the RADD Lab for the ECM practice area, middle-market ERP package integration, sales force automation, and new software vendor alliances. The Company is continuing its geographic expansion in international and western U.S. geographic areas. The Company's strategy is to extend its current service offerings on a geographic basis, both domestically and internationally, and to add new niche service offerings, such that the Company continues its current level of growth. The Company's investment spending is directly related to this geographic and new service offering expansion. The investment spending related to all of these activities involves the absorption of salary, training, recruiting, selling, infrastructure and other costs and will initially result in lower operating margins. The costs associated with these programs will affect project personnel costs, other project expenses and management and administrative support costs. The expansion into a new international market typically involves costs and time similar to, but often higher than, a domestic expansion.

Goodwill amortization increased to $3.6 million for the year ended May 31, 1998 compared to $0.8 million for the year ended May 31, 1997, primarily due to the purchase of The Bentley Group.

Incentive compensation of $10.7 million was accrued for the year ended May 31, 1998 compared to $9.4 million for the same period last year. This amount reflects the Company's annual bonus payout for fiscal 1998 made in the first quarter of fiscal 1999. The Company expects to continue to accrue incentive compensation in fiscal 1999.

Net investment income in fiscal 1998 was $2.0 million compared to $2.1 million a year earlier.

The Company's effective tax rate for the year ended May 31, 1998 was 42.2 percent compared to 39.7 percent for the year ended May 31, 1997. The increase in the effective tax rate in fiscal 1998 was the result of the increased non-deductible expenses for U.S. tax purposes and the increase in the percentage of the Company's income from taxable investment income.

Weighted average number of common shares and weighted average number of common and common equivalent shares outstanding increased primarily due to the exercise of stock options and the issuance of shares under the Company's employee stock purchase plan.

FISCAL 1997 COMPARED WITH FISCAL 1996

Consolidated net revenues for the year ended May 31, 1997 increased 69 percent to $165.1 million in fiscal 1997 compared to $97.6 million in fiscal 1996. The principal source of the increase was a 52 percent increase in domestic billable hours, as well as a two percent increase in average domestic hourly billing rates. The increase in billable hours was attributable to the significant growth in the overall information technology professional services market combined with the Company's ability to increase the number of its consulting staff, through both recruiting efforts and business combinations. The increase in average hourly billing rates was primarily due to the impact of the fiscal 1997 hiring efforts and the resulting change in the mix of personnel to include a greater percentage of more senior personnel. Total Company headcount increased 77 percent to 1,102 at the end of fiscal 1997 compared to 622 at the end of fiscal 1996. The total number of project managers increased to 118 at the end of fiscal 1997 compared to 72 a year

________________________________________________________________________________
                                       PAGE 23
earlier. Additionally, in fiscal 1997, the Company recorded international revenues of $20.2 million compared to $3.2 million in fiscal 1996.

Project personnel costs, which represent mainly professional salaries and benefits, increased to $76.5 million in fiscal 1997 compared to $46.7 million in fiscal 1996, an increase of 64 percent. This increase was due to additional headcount and was consistent with the higher revenues reported in fiscal 1997. Project personnel costs as a percentage of net revenues were 46 percent for fiscal 1997 compared with project personnel costs as a percentage of net revenues of 48 percent in fiscal 1996. This decrease was primarily the result of more efficient utilization of professional staff offset in part by the time lag between incurrence of project personnel costs and revenue generated by these personnel.

The Company charges most of its project expenses directly to the client. Other project expenses consist of nonbillable expenses directly incurred for client projects and business development efforts including recruiting fees, sales and marketing expenses, personnel training and provisions for valuation allowances and reserves for potential losses on continuing projects. Other project expenses for fiscal 1997 were $23.4 million, an increase of 80 percent from $13.0 million in fiscal 1996. Other project expenses as a percentage of net revenues increased slightly to 14 percent in fiscal 1997 compared to 13 percent in the prior year. This change was due to increases in domestic hiring, training and nonbillable travel expenses of $3.4 million as a result of increased headcount and business development. In addition, travel related to various training activities in fiscal 1997 increased compared to fiscal 1996, as well as an increase in international expenses of $2.8 million. Also contributing to the change was an addition to the provision for valuation allowances of $2.7 million due to the increase in accounts receivable, as well as the inherently higher risks associated with a larger customer base. The impact of the increase in other project expenses as a percentage of net revenues was more than offset by the higher utilization of professional staff, as well as a significant increase in overall net revenues.

Management and administrative support costs increased 42 percent to $32.1 million in fiscal 1997 compared to $22.6 million in fiscal 1996. The increase of $9.5 million was primarily attributable to an increase in international expenses of $6.3 million due to the expansion of foreign operations; growth in the regional practice area management; and travel and hiring costs of $1.7 million, partially offset by various other operating costs. Goodwill amortization of $0.8 million was recorded due to the purchase of four businesses in fiscal years 1997 and 1996. During the first nine months of fiscal 1996, $2.9 million was recorded for the employee retention program. This program expired in February 1996, and, therefore, no amounts were recorded in fiscal 1997.

Incentive compensation increased $2.8 million to $9.4 million in fiscal 1997 compared to $6.6 million in fiscal 1996. The increase is due to increased headcount, at both the consulting staff and the project manager levels, and Company profitability improvement. The Company expects to continue to accrue incentive compensation throughout fiscal 1998.

Fiscal 1996 results reflect one-time pretax charges for the final settlement relating to outstanding securities litigation and litigation involving the Company's founders of $2.3 million and $0.9 million, respectively. The securities litigation settlement called for a final payment of

________________________________________________________________________________
                                       PAGE 24

$4.6 million, of which $2.3 million was covered by insurance and the remaining $2.3 million was charged to fiscal 1996 operations.

Investment income in fiscal 1997, net of interest expense, was $2.1 million compared to $1.9 million in fiscal 1996.

The Company's effective tax rate for fiscal 1997 was 39.7 percent compared to
32.4 percent in fiscal 1996. The increase in the effective tax rate was the result of the reduction in the percentage of the Company's income coming from nontaxable investment income in fiscal 1997. Management believes that the existing levels of pretax earnings for financial reporting purposes will be sufficient to generate the minimum amount of future taxable income necessary to realize the deferred tax asset.

The increase in common and common equivalent shares outstanding was primarily due to the exercise of stock options and the impact of the increase in the Company's stock price on the calculation of common equivalent shares.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was $13.1 million for the year ended May 31, 1998 compared to net cash provided by operating activities of $6.5 million in fiscal 1997. Operating cash flow was favorably impacted by higher net income as a result of increased operating activities partially offset by an increase in net receivables of $28.0 million due to the growth of the Company's revenues.

The Company's significant amount of cash, cash equivalents and marketable securities has provided ample liquidity to handle the Company's current cash requirements.

Net cash used in investing activities was $14.4 million for the year ended May 31, 1998 compared to net cash provided by investing activities of $0.7 million for the same period last year. The Company purchased $10.2 million of available-for-sale securities and received $5.3 million from the sale of available-for-sale securities. Proceeds of $6.9 million were received by the Company due to the maturity of several held-to-maturity investments for the year ended May 31, 1998. The proceeds were transferred to cash and cash equivalents and reinvested in ongoing business activities and other equity investments.

Capital expenditures for the year ended May 31, 1998 were $5.7 million. Capital expenditures may continue at the current rate in fiscal 1999 due to the Company's anticipated growth. The Company currently has no material commitments for capital expenditures.

Net cash outlays related to business acquisitions were $7.7 million for the year ended May 31, 1998. The cash outlay was due primarily to a $7.4 million payment in the first quarter of fiscal 1998 for the acquisition of The Bentley Group (Bentley). Bentley was acquired for a combination of cash and the Company's common stock. The transaction was accounted for using the purchase method of accounting. Total consideration recorded for Bentley was approximately $12.7 million. In addition to cash, the Company exchanged 44,303 shares of common stock of the Company for all the issued and outstanding shares of Bentley and replaced the employee stock options

________________________________________________________________________________
                                       PAGE 25
outstanding under Bentley's stock option plan with the Company's stock options. The purchase price may be increased by approximately $5.8 million if certain performance targets are met over the next fiscal year. Additionally, a $0.3 million earn-out payment was made in the third quarter of fiscal 1998 related to the acquisition of Aspen Consultancy in May 1996.

Other investing activity during fiscal 1998 was the Company's $3.0 million minority investment in JGI, Inc. d/b/a JGI/Baan, a Baan software reseller and service organization.

The Company has a $5.0 million unsecured line of credit facility (the "Facility") with Bank of America Illinois. The agreement expires September 4, 1998. At the Company's election, loans made under the Facility bear interest at either the Bank of America Illinois reference rate or at the Eurodollar rate plus 0.75 percent. The unused line fee is 0.25 percent of the unused portion of the commitment. The Facility requires, among other things, the Company to maintain certain financial ratios. As of May 31, 1998, the Company was in compliance with these financial ratio requirements. As of May 31, 1998, no borrowings were made under the Facility.

IMPACT OF INFLATION AND BACKLOG

Inflation should not have a significant impact on the Company's income to the extent the Company is able to raise its consulting rates commensurate with its staff compensation rates, which it has done successfully in the past. Because the majority of the Company's contracts may be terminated on relatively short notice, the Company does not consider backlog to be meaningful.

NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," in June 1997. In addition to net income, comprehensive income includes items recorded directly to stockholders' equity such as the income tax benefit related to the exercise of certain stock options. This statement establishes new standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Adoption of this standard will only require additional financial statement disclosure detailing the Company's comprehensive income.

In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new standards for reporting information about operating segments in interim and annual financial statements. This statement is also effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact, if any, this statement will have on disclosures in the consolidated financial statements.

On June 15, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for financial statements issued for periods ending after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company

________________________________________________________________________________
                                       PAGE 26
anticipates that, due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a significant effect on the Company's results of operations or its financial position.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This Form 10-K includes or may include certain forward-looking statements that involve risks and uncertainties. This Form 10-K contains certain forward-looking statements concerning the Company's financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Form 10-K include, among others, the pace of technological change, the Company's ability to manage growth and attract and retain employees, general business and economic conditions in the Company's operating regions, and competitive and other factors, all as more fully described below. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 10-K. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. The cautionary statements provided below are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) and with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA for any such forward-looking information. Many of the factors discussed below, as well as other factors, have also been discussed in prior filings made by the Company.

Factors which could cause the Company's actual financial and other results to differ materially from any results that might be projected, forecast, estimated or budgeted by the Company in the forward-looking statements include, but are not limited to, the following:

YEAR 2000 ISSUE

The Year 2000 issue describes the possibility that computer programs with date-sensitive software may recognize a date using "00" as the year 1900, as opposed to the year 2000, because the programs were written using two digits rather than four to define the applicable year. This could result in a system failure or miscalculations causing disruptions of operations such as, among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company is in the process of conducting an assessment of its computer information systems and is commencing the necessary steps to determine the nature and extent of the work required, if any, to make its internal systems Year 2000 compliant. These steps may require the Company to modify, upgrade or replace some of its internal systems. The Company continues to evaluate the estimated cost of bringing all internal systems, equipment, and

________________________________________________________________________________
                                       PAGE 27
operations into Year 2000 compliance but has not yet finished determining the total cost, if any, of these compliance efforts. Based on currently available information, the Company believes that any necessary compliance efforts will not have a material adverse effect on its business, financial condition and results of operations. However, if compliance efforts are required and are not completed on time, or if the cost of any required updating, modification or replacement of the Company's information systems exceeds the Company's current estimates, the Year 2000 issue could have a material adverse impact on the Company's business, operating results and financial condition.

Generally speaking, the Company has deliberately refrained from performing Year 2000 remediation services. It is possible, however, that former, present and future clients could assert that certain services performed by the Company from time to time involve or are related to the Year 2000 issue. The Company has recommended, implemented and customized various third-party software packages for its clients, and to the extent that such software programs may not be Year 2000 compliant, the Company could be subjected to claims as a result thereof. Since the Company's inception in 1988, it has designed and developed software and systems for its clients. Due to the large number of such engagements undertaken by the Company over the years, there can be no assurance that all such software programs and systems will be Year 2000 compliant, which could also result in the assertion of claims against the Company.

The Company's policy has been to endeavor to secure provisions in its client contracts that, among other things, disclaim implied warranties, limit the duration of the Company's express warranties, limit the Company's liability to the amount of fees paid (or a multiple thereof) by the client to the Company in connection with the project, and disclaim any liability arising from third-party software that is implemented, customized or installed by the Company. There can be no assurance that the Company will be able to secure contractual protections in agreements concerning future projects, or that any contractual protections secured by the Company in agreements governing pending and completed projects, will dissuade the other party thereto from asserting claims against the Company with respect to the Year 2000 issue.

Due to the complexity of the Year 2000 issue, upon any failure of critical client systems or processes that may be directly or indirectly connected or related to systems or software designed, developed, customized or implemented by the Company as described above, the Company may be subjected to claims regardless of whether the failure is related to the services provided by the Company. There can be no assurance that the Company would be able to establish that it did not cause or contribute to the failure of a critical client system or process. There also can be no assurance that the contractual protections, if any, secured by the Company in connection with any past, present or future clients will operate to insulate the Company from, or limit the amount of, any liability arising from claims asserted against the Company. If asserted, the resolution of such claims (and the associated defense costs) could have a material adverse effect on the Company's business, operating results and financial condition.

________________________________________________________________________________
                                       PAGE 28

RAPID TECHNOLOGICAL CHANGE

The systems consulting and implementation market has experienced rapid technological advances and developments in recent years. Failure of the Company to stay abreast of such advances and developments could materially adversely affect its business. The Company additionally utilizes a number of different technologies in developing and providing IT solutions for its customers. The technologies used by the Company are developing rapidly and are characterized by evolving industry standards in a wide variety of areas. While the Company evaluates technologies on an ongoing basis and endeavors to utilize those that are most effective in developing IT solutions for its customers, there can be no assurance that the technologies utilized by the Company and the expertise gained in those technologies will continue to be applicable in the future. There can be no assurance that new technologies will be made available to the Company or that such technologies can be economically applied by the Company. The inability to apply existing technologies and expertise to subsequent projects could have a material adverse effect on the Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH

The Company's business has grown significantly since its inception, and the Company anticipates future growth. The growth of the Company's business and the expansion of its customer base have resulted in a corresponding growth in the demands on the Company's management and personnel and its operating systems and internal controls. Any future growth may further strain existing management resources and operational, financial, human resources and management information systems and controls, which may not be adequate to support the Company's operations.

The Company is currently increasing its expense levels as a result of a number of factors, including substantial increases in the number of employees, the opening of new offices, investments in equipment, training of employees and the development of methodologies, tools, etc. An unexpected decline in revenues without a corresponding and timely reduction in staffing and other expenses, or a staffing increase that is not accompanied by a corresponding increase in revenues, could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to manage its recent or future growth successfully. In addition, there can be no assurance that the Company will continue to grow or sustain the rate of growth it has experienced in the past.

The Company expects that it will need to further develop its financial and management controls, reporting systems and procedures to accommodate future growth. There can be no assurance that the Company will be able to develop such controls, systems or procedures effectively or on a timely basis, and the failure to do so could have a material adverse effect on the Company's business, operating results and financial condition.

________________________________________________________________________________
                                       PAGE 29

ABILITY TO ATTRACT AND RETAIN EMPLOYEES

The Company's business consists mainly of professional services and is inherently labor intensive. The Company's success depends in large part upon its ability to attract, retain and motivate highly skilled employees, particularly senior project managers and other senior personnel, for its domestic and international operations. Qualified senior project managers within and outside the United States are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Several attributes of the Company's work environment pose challenges to the Company's ability to attract and retain employees, including (i) extensive travel requirements, (ii) the Company's intense work environment and culture, (iii) the Company's standards for employee technical skills and job performance, and (iv) the Company's practice of adjusting the number of technical personnel to reflect active project levels. Although the Company expects to continue to attract sufficient numbers of highly skilled employees and to retain its existing senior project managers and other senior personnel for the foreseeable future, there can be no assurance that the Company will be able to do so. Failure to attract and retain key personnel could have a material adverse effect upon the Company's business, operating results and financial condition.

GROWTH BY ACQUISITION

The Company may grow in part by acquiring existing businesses. The success of any such acquisition will depend upon, among other things, the ability of the Company and its management to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel of acquired businesses and to retain customers of acquired firms. There can be no assurance that the Company will be able to identify suitable acquisition opportunities, consummate acquisitions or successfully integrate acquired personnel and operations into the Company. In addition, acquisitions by the Company may involve certain other risks, including potentially dilutive issuances of equity securities and the diversion of management's attention from other business concerns.

DEPENDENCE ON KEY PERSONNEL

Although the Company does not believe that the loss of any particular individual would have a material adverse impact on the Company, the loss of some or all of the Company's senior managers could have a material adverse impact on the Company, including its ability to secure and complete engagements. The Company has employment agreements with its President, Executive Vice Presidents and its Vice Presidents that contain noncompetition, nondisclosure and nonsolicitation covenants. The employment agreements with the President and Executive Vice Presidents do not have fixed expiration dates and may be terminated by either the Company or the employee on 90 days' written notice. The employment agreements with the other Vice Presidents generally have a fixed initial term but are automatically renewed for successive one-year periods unless terminated by either the Company or the employee on 90 days' written notice. Other senior employees also have employment agreements that are generally terminable by the Company or the employee upon 30 to 90 days' written notice.

________________________________________________________________________________
                                       PAGE 30

UNASSIGNED LABOR COSTS

The Company's unassigned labor costs, which represent salaries of, and other expenses allocated to systems professionals not assigned to a specific project, have gradually increased as a percentage of revenues over time. The Company attempts to reassign employees who meet its performance requirements to other active projects when they are no longer needed on a particular project. However, since the Company generally recruits personnel in advance of the commencement of certain projects in order to meet the needs of such projects, any cancellation or delays in the anticipated projects could increase the unassigned labor costs and might cause a material adverse effect upon the Company's business, operating results and financial condition.

CYCLICALITY

Certain of the Company's customers and potential customers are in industries that experience cyclical variations in profitability, which may in turn affect their willingness or ability to fund systems projects such as those for which the Company may be engaged. The Company's experience indicates, however, that competitive pressures in cyclical industries sometimes compel businesses to undertake systems projects even during periods of losses or reduced profitability.

QUARTERLY RESULTS MAY FLUCTUATE

The Company's results may fluctuate from quarter to quarter as a result of various factors such as differences in the number of billing days and/or holidays between quarters, the number of vacation days and sick days taken by the Company's employees in a particular quarter, and varying weather conditions. These and other factors can reduce revenues in a given quarter with a corresponding adverse impact on the Company's margins.

PROJECT RISKS

Because of the project-based nature of the Company's work and the fact that many of the projects undertaken by the Company are large projects, there is a risk of a material adverse impact on operating results because of the unanticipated suspension or cancellation of a large project or the financial difficulties of a client. The suspension or cancellation of a project or the financial difficulties of a client could result in a decrease in revenues, the need to reassign staff, a potential dispute with a client regarding monies owed for consulting work and expenses, and damage to TSC's reputation.

In addition, because many of the Company's projects are high profile, mission critical projects for major clients, a failure or inability to meet a client's expectations with respect to a major project undertaken by the Company could damage its reputation and affect its ability to attract new business. Third party products and services are integral to the success of certain Company projects. To the extent that third parties do not deliver effective products and services on a timely basis, the Company's project results could be negatively impacted. Although the Company attempts to limit this risk in its engagement arrangements with clients and maintains errors and omissions insurance, the failure of a project could also result in significant financial exposure to the Company.

________________________________________________________________________________
                                       PAGE 31

COMPETITION

The systems consulting and implementation market comprises a large number of participants, is subject to rapid changes and is highly competitive. The Company competes with and faces potential competition from a number of companies that have significantly greater financial, technical and marketing resources and greater name recognition than the Company. The Company also competes with smaller service providers whose specific, more narrowly focused service offerings may be more attractive to potential clients than the Company's multi-dimensional approach. The Company's clients primarily consist of Fortune 1000 and other large corporations and there are an increasing number of professional services firms seeking systems consulting and implementation engagements from that client base. The Company believes that its ability to compete depends in part on a number of factors outside its control, including the ability of its competitors to hire, retain and motivate a significant number of senior project managers, the ownership by competitors of software used by potential clients, the development by others of software that is competitive with the Company's products and services, and the price at which others offer comparable services.

In addition, the Company's clients could develop or acquire in-house expertise in services similar to those provided by the Company, which would significantly reduce demand for the Company's services. No assurance can be given that the Company will be able to maintain its existing client base, maintain or increase the level of revenue generated by its existing clients or be able to attract new clients.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

The Company's revenues and results of operations will be subject to fluctuations based on the general economic conditions of the United States as well as the foreign countries in which it operates. If there were to be a general economic downturn or a recession in the United States or the foreign countries in which it operates, then the Company expects that business enterprises would cut back their spending on, or reduce their budget for, IT services. In the event of such an economic downturn, there can be no assurance that the Company's business, operating results and financial condition would not be materially adversely affected.

COST OVERRUNS

Although the Company's engagements are generally on a time-and-materials basis, some of its projects are on a "not-to-exceed" or fixed-price basis. The failure of the Company to complete a project to the client's satisfaction within the "not-to-exceed" or fixed fee exposes the Company to unrecoverable cost overruns, which could have a material adverse effect on the Company's business, results of operations and financial condition.

INTELLECTUAL PROPERTY RIGHTS

A majority of the Company's clients have required the Company, as a condition of performing services for such clients, to grant to the clients all proprietary and intellectual property rights with respect to the work product resulting from the performance of such services, including the

________________________________________________________________________________
                                       PAGE 32
intellectual property rights to any custom software developed by the Company for such clients. Each such grant of proprietary and intellectual property rights would limit the Company's ability to reuse work product components and work product solutions with other clients. In a limited number of such situations, the Company has obtained, and in the future may attempt to obtain, ownership interest or a license from its clients to permit the Company to market custom software for the joint benefit of the client and the Company. Such arrangements may be nonexclusive or exclusive, and licensors to the Company may retain the right to sell products and services that compete with those of the Company. There can be no assurance, however, that the Company will be able to negotiate software licenses upon terms acceptable to the Company.

The Company also develops certain foundation and application software tools and products that are owned by the Company and licensed to its clients. The Company regards such software as proprietary and intends to protect its rights in such software, where appropriate, with registered copyrights, patents, registered trademarks, trade secret laws and contractual restrictions on disclosure and transferring title. To date, the Company has not filed any applications for the registration of patents or copyrights on any of its software. There can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent products.

In addition, the Company's success is dependent upon its specialized expertise and methodologies. To protect such proprietary information, the Company relies upon a combination of trade secret and common laws, employee nondisclosure policies and third-party confidentiality agreements. However, there can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its specialized expertise and methodologies.

Although the Company believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future.

RISKS OF CONDUCTING INTERNATIONAL OPERATIONS

The Company has been significantly increasing its international operations in recent years and expects to continue to do so in the future. Because the cost of doing business abroad is typically higher for U.S. businesses than the cost of doing business domestically, the Company could experience a decline in its operating margins as the significance of its international operations increases. International operations and the provision of services in foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks, additional security concerns and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, the Company's continued success and growth internationally will depend upon its ability to attract, develop and retain a sufficient number of highly skilled, motivated local professional employees in each of those foreign countries where it conducts operations. Competition for such local personnel qualified to deliver most of the Company's services is intense, and there can be no assurance that the Company will be able to recruit, develop and retain a sufficient number of highly skilled, motivated local professionals to successfully compete internationally.

________________________________________________________________________________
                                       PAGE 33

FIVE-YEAR FINANCIAL SUMMARY
(In thousands, except per share data)


Year Ended May 31                                   1998               1997            1996            1995              1994
---------------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
---------------------------------------------------------------------------------------------------------------------------------
Revenues:
      Professional fees                            $271,595          $164,238          $97,004          $65,704          $ 52,521
      Software and hardware products                    280               850              595              113               636
                                                   --------          --------          -------          -------          --------
                                                    271,875           165,088           97,599           65,817            53,157
                                                   --------          --------          -------          -------          --------

Costs and Expenses:
      Project personnel                             126,147            76,508           46,744           29,204            24,509
      Other project expenses                         39,570            23,374           13,010            8,991             5,137
      Cost of products sold                              --                54              476              110               618
      Management and administrative support          57,508            32,074           22,605           18,501            22,297
      Goodwill amortization                           3,603               811               --               --                --
      Shareholder litigation settlement                  --                --            2,345               --                --
      Company founders litigation settlement             --                --              944               --                --
      Former company executive settlements               --                --               --            1,590                --
      Incentive compensation                         10,662             9,394            6,611            4,651             3,738
                                                   --------          --------          -------          -------          --------
                                                    237,490           142,215           92,735           63,047            56,299
                                                   --------          --------          -------          -------          --------

Operating Income (Loss)                              34,385            22,873            4,864            2,770            (3,142)
                                                   --------          --------          -------          -------          --------
Other Income                                          1,997             2,104            1,904            1,930             2,331
                                                   --------          --------          -------          -------          --------
Income (Loss) Before Income Taxes                    36,382            24,977            6,768            4,700              (811)

Income Tax Provision (Benefit)                       15,362             9,910            2,194            1,333              (846)
                                                   --------          --------          -------          -------          --------
Net Income                                         $ 21,020          $ 15,067          $ 4,574          $ 3,367          $     35
                                                   --------          --------          -------          -------          --------
                                                   --------          --------          -------          -------          --------
Earnings Per Common Share                          $   0.54          $   0.43          $  0.15          $  0.11          $   0.00
                                                   --------          --------          -------          -------          --------
                                                   --------          --------          -------          -------          --------
Weighted Average Number of
    Common Shares Outstanding                        38,887            35,333           31,311           30,423            34,930
                                                   --------          --------          -------          -------          --------
                                                   --------          --------          -------          -------          --------
Earnings Per Common Share
    Assuming Dilution                              $   0.49          $   0.38          $  0.13          $  0.09          $   0.00
                                                   --------          --------          -------          -------          --------
                                                   --------          --------          -------          -------          --------
Weighted Average Number of
    Common and Common Equivalent
    Shares Outstanding                               42,781            39,869           36,320           36,253            34,930
                                                   --------          --------          -------          -------          --------
                                                   --------          --------          -------          -------          --------

FINANCIAL POSITION
---------------------------------------------------------------------------------------------------------------------------------
Total assets                                       $197,148          $133,866          $89,437          $65,222          $ 69,340
Fixed assets, net                                  $  9,515          $  6,416          $ 4,443          $ 3,083          $  2,687
Working capital                                    $117,401          $ 79,595          $41,176          $24,349          $ 26,598
Stockholders' equity                               $155,806          $105,787          $70,029          $51,726          $ 54,100


------------------------

1994-1998 share data and per share data have been restated to reflect the three-for-two stock splits effective on July 30, 1996, August 1, 1997, and August 10, 1998, respectively.

________________________________________________________________________________
                                       PAGE 34

SELECTED INFORMATION ON TSC STOCK

The Company's Common Stock is listed on The Nasdaq Stock Market-SM- under the symbol "TSCC." As of August 13, 1998, there were approximately 935 holders of record of the Company's Common Stock. The number of holders of Common Stock does not include beneficial owners of Common Stock whose shares are held in the name of banks, brokers, nominees or other fiduciaries.

The following table sets forth the range of high and low trade prices on The Nasdaq Stock Market-SM- for the Company's Common Stock for each quarter in fiscal 1997 and fiscal 1998.


            Quarter Ended                       High                Low
            -------------                       ----                ---
           August 31, 1996                     $13.167            $ 8.389
           November 30, 1996                   $20.945            $12.445
           February 28, 1997                   $20.222            $13.167
           May 31, 1997                        $19.111            $ 9.500
           August 31, 1997                     $18.055            $14.667
           November 30, 1997                   $25.000            $13.500
           February 28, 1998                   $22.667            $13.833
           May 31, 1998                        $22.500            $16.833


On August 13, 1998, the last reported sale price on The Nasdaq Stock Market-SM-for the Company's Common Stock was $17.0625.

The market price for the Common Stock may be significantly affected by factors such as the announcement of new products or services by the Company or its competitors, technological innovation by the Company, its competitors or other vendors, quarterly variations in the Company's operating results or the operating results of the Company's competitors, general conditions in the Company's and its customers' markets, changes in the earnings estimates by analysts or reported results that vary materially from such estimates. In addition, the stock market has experienced significant price fluctuations that have particularly affected the market prices of equity securities of many high technology and emerging growth companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may materially and adversely affect the market price of the Company's Common Stock. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company and its officers and directors. Any such litigation against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

________________________________________________________________________________
                                       PAGE 35

The Company has never paid dividends on its Common Stock and currently intends to retain all earnings for use in the expansion of its business and other corporate purposes. The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of the Board of Directors.

All per share data have been adjusted to reflect the Company's three-for-two stock splits effected as a 50 percent stock dividend effective August 10, 1998, August 1, 1997 and July 30, 1996, respectively.

________________________________________________________________________________
                                       PAGE 36

OTHER INFORMATION

TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services
East Hartford, CT


INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP
Chicago, IL


STOCKHOLDER AND 10-K INFORMATION

Financial inquiries should be directed to Martin T. Johnson, Senior Vice President and Chief Financial Officer, Technology Solutions Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601. Telephone (312) 228-4500. A complimentary copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided upon request.

ANNUAL MEETING

The Annual Meeting of Stockholders has been scheduled for October 1, 1998, in Chicago, Illinois, for stockholders of record on August 11, 1998.

________________________________________________________________________________
                                       PAGE 37

PROXY

                          TECHNOLOGY SOLUTIONS COMPANY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Technology Solutions Company (the "Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint William H. Waltrip and John T. Kohler or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on October 1, 1998 at 10:00 a.m., Local Time, at the offices of Bank of America Illinois, 231 S. LaSalle Street, Chicago, Illinois, and at any adjournment thereof, as indicated on the reverse side.

                  (Please date and sign on reverse side)

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

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no election is made, this Proxy will be voted for the two nominees listed in Proposal 1, for the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, and for the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Please mark Box Yes / / or No / /.


1. The Election of Class I Directors.

        FOR all            WITHHOLD
        nominees           AUTHORITY
        listed          for all nominees
                            listed

         /  /                /  /

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike that nominee's name from the names listed below.

      John T. Kohler and Michael R. Zucchini

2. Proposal to amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                 / / FOR      / / AGAINST      / / ABSTAIN

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending May 31, 1999.

               / / FOR      / / AGAINST      / / ABSTAIN

4. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR THE NOMINEES LISTED ABOVE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate partnership names by a duly authorized person.

Dated: _________________________, 1998


______________________________________
             Signature


______________________________________
      Signature if held jointly


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